Filed Pursuant to Rule 424(b)(5)

Registration No. 333-267446

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 15, 2022)

Up to $2,300,000

Ordinary Shares

This prospectus supplement relates to the issuance and sale of our ordinary shares, par value $1.10 per share, having an aggregate offering price of up to $2,300,000, from time to time solely through or to A.G.P./Alliance Global Partners (“A.G.P.”), which we refer to as the sales agent. These sales, if any, will be made pursuant to the terms of an sales agreement between us and A.G.P., dated May 22, 2024 (the “Sales Agreement”).

Our ordinary shares are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “FRGT.” On May 21, 2024, the last reported sale price of our ordinary shares on Nasdaq was $0.73 per share.

The compensation to A.G.P. for sales of ordinary shares will be 3.0% of the gross sales price of all ordinary shares sold through A.G.P. from time to time under the Sales Agreement. Sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the “Securities Act.” Subject to the terms and conditions of the Sales Agreement, A.G.P. will use its commercially reasonable efforts to sell on our behalf any ordinary shares to be offered by us under the Sales Agreement. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

In connection with the sale of our ordinary shares on our behalf, the sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the sales agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to the sales agent against certain civil liabilities, including liabilities under the Securities Act.

The aggregate market value of our outstanding ordinary shares held by non-affiliates as of May 22, 2024, is $6,965,910.48, based on 5,145,993 ordinary shares outstanding, of which 5,121,993 are held by non-affiliates, and a closing price on the Nasdaq Capital Market of $1.36 on March 28, 2024, which is within 60 days of the date of this prospectus supplement.  Upon any sale of ordinary shares under this prospectus supplement pursuant to General Instruction I.B.5 of Form F-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of the aggregate market value of our ordinary shares held by non-affiliates, calculated in accordance with General Instruction I.B.5 of Form F-3. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve-calendar month period that ends on and includes the date hereof.

Investing in our ordinary shares involves a high degree of risk and uncertainty. See “Risk Factors” beginning on page S-15 of this prospectus supplement and in our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on May 9, 2024 (the “Annual Report”), which is incorporated by reference herein, to read about the risks you should consider before purchasing our ordinary shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sole Sales Agent

A.G.P.

The date of this prospectus supplement is May 22, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the United States Securities and Exchange Commission (the “Commission”), utilizing a “shelf” registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering described herein and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus.

The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, our ordinary shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find Additional Information” before investing in our ordinary shares.

We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and A.G.P. has not, authorized anyone to provide you with information that is different. We and A.G.P. take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our ordinary shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in the prospectus is accurate only as of the date such information was issued, regardless of the time of delivery of the prospectus or the date of any sale of our ordinary shares.

In this prospectus supplement, except where the context otherwise requires and for purposes of this prospectus supplement only:

●	“3PL” refers to third party logistics services, a term used to describe services that help merchants manage their supply chain. Common 3PL services include freight services, warehouse and inventory management, order fulfillment, shipping coordination, retail distribution, exchanges, and returns;

●	“Amended Memorandum and Articles” refer to the amended and restated memorandum and articles of association in force on the date of this prospectus supplement;

●	“Annual Report” refers to our annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on May 9, 2024.

●	“BVI Act” refers to the BVI Business Companies Act (As Revised);

●	“Carriers” refers to parties offering freight transportation services;

●	“China” or “PRC” refers to the People’s Republic of China, and solely for the purpose of this prospectus supplement, excluding Taiwan, Hong Kong and Macau;

●	“Fr8App” refers to Freight App, Inc., our primary operating subsidiary and where applicable, the brand name of our platform focused on FTL;

●	“FTL” refers to full truckload freight. FTL freight is used for shipments that require taking up the space available on an entire truck. With FTL, A single shipper’s goods are the only freight moving on an individual truck. FTL can be provided on a variety of trucks depending on the underlying goods being transported, i.e., a dry van, refrigerated, flatbeds and others;

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●	“LTL” refers to less than truckload freight. LTL is used for shipments when multiple shippers’ freight is on the same trailer rather than having a single company’s freight exclusively on an individual trailer. Several LTL shipments are combined into one truck to fill it as near to capacity as possible, the trailer is transported over a longer haul distance and is then unpacked and disaggregated at the destination. LTL is especially appropriate for the needs of small businesses that may require frequent, smaller volume shipments and are not able to economically make use of a full trailer;

●	“Merger” refers to the consummation of that certain merger agreement, dated December 13, 2021, and as amended on December 29, 2021 (the “Merger Agreement”) by and among Hudson Capital, Inc., Hudson Capital Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Hudson Capital Inc. (“Merger Sub I”), Fr8App and ATW Master Fund II, L.P., as the representative of the stockholders of Fr8App (the “Stockholders’ Representative”) whereby Merger Sub I merged with and into Fr8App, with Fr8App surviving the Merger and continuing as a direct wholly-owned subsidiary of the Company. The Merger closed on February 14, 2022 and the separate corporate existence of Merger Sub I and its Certificate of Incorporation and by-laws then in effect ceased, and the organizational documents of Fr8App after the Merger is in the form as agreed by the Company and Fr8App;

●	“shares” or “ordinary shares” refers to our ordinary shares, par value $1.10 per share;

●	“Shippers” refers parties with transportation needs;

●	“U.S.” refers to the United States of America;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	“we,” “us,” “Company,” “our,” “Fr8Tech,” or “FRGT” refers to Freight Technologies, Inc., (formerly known as Hudson Capital, Inc. “Hudson”, or “HUSN”) and, in the context of describing our operations and consolidated financial information, our pre-Merger consolidated affiliated entities in China, including but not limited to, Hongkong Internet Financial Services Limited, Hongkong Shengqi Technology Limited, Beijing Yingxin Yijia Network Technology Co., Ltd, Sheng Ying Xin (Beijing) Management Consulting Co., Ltd, Kashgar Sheng Yingxin Enterprise Consulting Co., Ltd., Fu Hui (Shenzhen) Commercial Factoring Co., Ltd., Ltd., CIFS (Xiamen) Financial Leasing Co., Ltd., Fuhui (Xiamen) Commercial Factoring Co., Ltd., Zhizhen Investment & Research (Beijing) Information Consulting Co., Ltd., Hangzhou Yuchuang Investment Partnership and our U.S. subsidiaries, Hudson Capital USA Inc., Hudson Capital Merger Sub I Inc. and Hudson Capital Merger Sub II Inc and after the Merger, Freight App, Inc. and Freight App de México S.A De C.V.;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“$,” “dollars,” “US$” or “U.S. dollars” refers to the legal currency of the United States; and

●	all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events, and we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “anticipates,” “believes,” “continue,” “could,” “design,” “estimates,” “expects,” “intends,” “may,” “plans,” “potentially,” “predict,” “pro forma” “seeks,” “should,” “will” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings; any statements concerning proposed new products or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements may also include any statements of the plans, strategies and objectives of management with respect to the approval and the closing of the Merger and other matters related to the Merger.

For a discussion of the factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and the effect of the Merger on the business of the Company and Fr8App, see the section titled “Item 3. Key Information — D. Risk Factors” in the Annual Report. Those risks are not exhaustive. We operate in a rapidly evolving environment. New risk factors emerge from time to time, and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

These forward-looking statements include, but are not limited to, statements concerning the following:

●	growth strategies;
●	future business development, results of operations and financial condition;
●	any statement concerning the attraction and retention of highly qualified personnel;
●	our ability to attract and retain users and customers and generate revenue and profit from our customers;
●	any statements concerning Fr8Tech’s financial performance;
●	any statements regarding expectations concerning Fr8Tech’s relationships and actions with third parties; and
●	future regulatory, judicial and legislative changes in Fr8Tech’s industry.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

WE CAUTION READERS OF THIS PROSPECTUS SUPPLEMENT AND ANY ADDITIONAL PROSPECTUS SUPPLEMENT NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR ANY ADDITIONAL PROSPECTUS SUPPLEMENTS, OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS SUPPLEMENT OR ANY ADDITIONAL PROSPECTUS SUPPLEMENT, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED. THESE FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF OUR FUTURE PERFORMANCE, AND ACTUAL RESULTS AND FUTURE DEVELOPMENTS MAY VARY MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information that appears elsewhere in this prospectus supplement or in the documents incorporated by reference herein and is qualified in its entirety by the more detailed information, including the financial statements that appear in the documents incorporated by reference. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors, and the more detailed information that is included herein and in the documents incorporated by reference herein.

Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “Fr8Tech,” “we,” “us,” and “our” refer to Freight Technologies, Inc. and all of its subsidiaries.

Freight App, Inc. (formerly known as “Freight Hub, Inc.” and hereinafter referred to as “Fr8App”) was incorporated in 2015 as a Delaware corporation. It was founded with a view to develop and bring solutions to the relatively unorganized cross-border commercial freight market on the U.S.-Mexico border, and by extension, the U.S.-Canada border. In January 2019, Freight Hub México, S.A De C.V., a wholly-owned subsidiary of Fr8App was formed. In December 2021, Freight Hub Mexico, S.A De C.V. changed its name to Freight App de México, S.A De C.V. (“Freight App Mexico”). As a result of the Merger, on February 14, 2022, Fr8App became our wholly-owned subsidiary.

The first commercial version of Fr8App’s products was launched in 2017. Fr8App’s initial commercial efforts focused on promoting the Fr8App marketplace to freight brokers in the logistics industry. Fr8App continued its product development efforts throughout 2018 and added business intelligence and analytics to supplement its platform in 2019. Subsequently the firm offered a revised products package with active freight brokerage support, customer service and other enhanced features and functionality, which were fully launched during the second quarter of 2020. During the third quarter of 2020, a new management team renewed focus on promoting freight services to Shippers and Carriers and de-emphasize marketing to brokers in the logistics industry.

Fr8Data and Fr8Radar are product features that are further described below and that play an integral role in Fr8App’s product offerings. During 2021, Fr8App launched the broker portal, an electronic feature to address reporting obligations to Mexican authorities called “Carta Porte,” an internal pricing tool, automated onboarding and a number of EDI Integrations with Shippers and API integrations with third-parties. Towards the end of 2021, Fr8App introduced its private fleet product, Fr8Fleet.

In addition to being the legal entity in the US, we consider Fr8App to be the brand name of a B2B freight-matching platform powered by Artificial Intelligence (“AI”) and Machine Learning. It is the evolution of our traditional North American transportation logistics technology platform, focusing on full truckload freight (“FTL”) for domestic and cross-border markets in Mexico, the US and Canada. Fr8App uses its proprietary technology platform to connect Carriers and Shippers and significantly improve matching and operation efficiency via innovative technologies such as freight-matching technology based on bidding, digital broker services, real-time tracking, transportation management, fleet management, and committed capacity solutions. Fr8App is a platform built to match individual loads in the FTL segment.

Fr8Fleet is our technology-driven solution for large corporate enterprise customers with a demand for regular and ongoing shipping and logistics. In contrast to Fr8App which is based on booking individual loads, Fr8Fleet is a dedicated capacity service, providing exclusive use of an entire truck to an enterprise, to ensure on-time delivery and reduced handling for pristine condition of goods. Real-time tracking offers complete transparency and assists users by providing regular updates on their shipments, and our platform allows for easy booking, tracking, and management.

Fr8Now is our newest brand and is our first foray into the less-than-truckload (“LTL”) business. Fr8Now was developed to be a trusted LTL shipping partner for businesses of all sizes with a focus on businesses in the country of Mexico. Our innovative technology provides an easy booking process, flexible options, and affordable pricing that are designed to make us the go-to choice for LTL shipping needs in Mexico. Fr8Now started its first LTL operations in the first quarter of 2023.

Fr8App’s technology product offerings include: (i) a computerized platform (the “Platform”) that maintains an online portal (the “Portal”) and a mobile application solution (the “App”) to provide 3PL services to companies actively involved in the freight transportation market; (ii) a Transport Management Solution (“TMS “) for customers to manage their own fleet; and, (iii) freight brokerage support and customer service based on the Platform. Fr8App believes it is the first digital commercial freight-matching broker to offer 3PL while targeting the domestic Mexican and the cross-border Mexico-U.S.-Canada markets (“Target Markets”). Fr8App serves cross-border traffic across the Mexico-U.S. border, the U.S.-Canada border, and domestic shipments within each of these three countries, with a primary focus on full truck-load freight. Its cutting-edge cloud-based Platform was designed to connect in real-time parties with commercial transportation needs.

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The freight transportation supply chain begins with Shippers, whose transportations needs are addressed by Carriers. Shippers seeking suitable means of transportation for their supplies represent demand and Carriers with freight transportation capability represent supply. The digital freight matching technology on Fr8App’s Platform streamlines and simplifies cross-border shipping logistics by facilitating the matching of demand with supply. Shippers that use Fr8App’s Platform can connect with a wide network of reliable Carriers who can fulfill their logistics needs across North America. Use of Fr8App’s Platform brings the additional benefit of providing transparency on all shipment characteristics to allow for the identification of available and qualified freight capacity.

Fr8App’s Portal is the system’s front-end, a tool that Fr8App’s customers and providers use to summarize data on the Fr8App Platform such that it is in a usable and actionable format for business. This data is accessed online on a computer via a browser, or through a mobile application on a smart device. Once customers and providers (Shippers and Carriers, respectively) gain access to the Platform they can enter into transactions such as booking a shipment, administering the manner in which this load will be managed, and reviewing summary information on display within the Platform.

Fr8App’s Platform

Fr8App’s Platform contains the primary operating system. It is a digital marketplace that facilitates booking of freight transactions at the Shipper and Carrier levels. The matching of Shipper requirements and Carrier capacities can occur on the Platform automatically, without the need for human intervention. A Fr8App Platform user can be very involved in the process and actively control its shipment activities by inputting Shipper requirements and matching those with Carrier offerings and tracking shipments as they leave their point of origin and arrive at their ultimate destination. In short, managing his or her company’s logistics. Among other things, Fr8App’s Platform can provide a system user with a summary of all its freight activities through a combination of reports or visual displays on its screen. A system user can track the status of a given delivery on a visual display of the map with status updates on the load location and status from the moment the shipment leaves its origin through to its final destination. A system user can also set up routes that are physically different from one that the Platform might recommend if that system user has a preference for a given route over another, perhaps because of altitude or temperature differences on competing routes.

Shippers can use Fr8App’s Platform to post their freight needs, find available Carriers, enter into a freight contract with them, and monitor the transported goods while their shipment is in transit. Carriers can use Fr8App’s Platform (through the Portal or mobile App), to accept shipment requests, assign transportation jobs to available truck drivers instantaneously, or make themselves available on routes or route segments to avoid driving empty trucks from one location to another. Carriers can receive notifications every time a load or job request is entered by a Shipper that matches the criteria they are looking for on a given shipment type and shipment lane. Every time there is a match and a Carrier completes a shipment, the Platform’s algorithm takes this into account and creates a history that can be referred to when attempting to fulfill future Shipper requests. Fr8App’s mobile App is used by Carriers to give them visibility on Shipper needs, gives Carriers full visibility on all of their shipping options and helps them eliminate empty miles on the road, leading to a reduction in operating costs. Its specialized technology is designed to enhance supply chain visibility and operations, helping reduce Carrier’s carbon footprint and improving profitability and environmental sustainability.

Fr8App’s API

Fr8App’s Platform has a public application programming interface (“API”), that is accessible free of charge and has the ability to integrate with both Shippers’ and Carriers’ systems to automate the process of booking shipments and bringing visibility to the process. An API is an interface consisting of a series of computer instructions that allow one type of system to interact with another separate system by taking information from one system and making it legible and usable by another. It can be compared to something like a translator that takes instructions in English and translates them into Spanish so that users on both sides of the translation can work with the underlying instructions. In Fr8App’s service offering context, an API allows one of our customer’s freight tracking systems to provide information to Fr8App’s Platform and for our Platform to provide information to our customer’s system using a data structure or language that is legible by that customer’s computer system. An API is a tool allowing Fr8App to have a number of different customers and providers, each with different operating systems, to interact with and use Fr8App’s Platform and automate all the stages of any given shipment.

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Fr8App’s Mobile App, FMS, TMS

Users can access the Platform through an internet browser on a computer or through the mobile application in a smartphone, using the same credentials.

Fr8App also offers a cloud-based TMS solution to maximize the efficiency of a company’s transportation operations. TMS can be used by a Shipper as its primary logistics tool, independent of using Fr8App’s Platform or Portal solutions. TMS can help Shippers manage their fleet as well as post requests for freight services on its Platform. The cloud-based TMS solution is available to Shippers wanting to actively manage their supporting Carriers or their own fleet of trucks. Fr8App also gives a TMS solution user the option to source additional freight capacity or offer its over-capacity on the Fr8App Platform.

Fr8FMS is Fr8App’s Fleet Management System, or “FMS.” It allows transportation companies and owner operators to handle their own fleet reducing their operational costs, and enables them to haul loads from Shippers in the platform´s marketplace.

Fr8Radar

Fr8Radar is a product feature that provides Shippers and Carriers track and trace visibility, via Fr8App´s mobile solution, or through the integrations with other third-party GPS providers or other technology companies providing track and trace solutions for the industry. Track and trace visibility through Fr8Radar allows Shippers to follow their freight operations in real time, using just one system, and not one for each GPS provider. Fr8Radar also enables low tech Carriers to provide real time position of each load to their customers.

Fr8Data

Fr8Data is the group of tools and reports developed to show Shippers and Carriers real time dashboards with all the detailed information of their shipments in real time, to increase control and make better business decisions. Fr8Data enables the analysis of historical data to find better matching between Shippers and Carriers and better pricing calculations based on real data saved in Fr8App´s platform. Fr8Data tools and analytics enable continual logistics and operational improvement to all system users: Shippers, Carriers and Fr8App itself.

Fr8App’s Brokerage Support and Customer Service

Finally, Fr8App offers customers freight brokerage support and customer service to assist with end-to-end fulfillment on the Platform. The brokerage and customer services offered are based on using the Platform to book freight to meet a Shipper’s needs and fulfills those needs with qualified Carriers on-boarded on the Platform. It facilitates and promotes comprehensive usage of the Platform’s utility, aided by experienced users and Fr8App’s in-house team of experts. In late 2021, we introduced Fr8Fleet, a private fleet management product whereby large corporate shippers are allowed to purchase fleet capacity over a period of time, in exchange for a fixed fee. Fr8App’s customer service group works with such clients to secure carrier capacity to fulfill their freight needs over their timeframe.

Industry Overview and Market Trends

According to the 34th Annual State of Logistics Report authored by Kearney, the U.S. domestic truck freight transportation market was estimated at $896 billion in 2022. Per Mordor Intelligence, the Mexican domestic freight market was estimated at approximately $43.1 billion, and the North American cross-border freight transportation market is estimated at $236 billion and expected to exceed $308 billion by 2030. Additionally, Mexico’s overall trade with the U.S. is estimated to grow at an CAGR of approximately 2.7% between 2021 and 2025. Fr8Tech expects the market to continue growing at rates at least equal to historic rates and likely higher than that rate given the recent near-shoring phenomenon.

A primary contributor to the growth in the North American cross-border freight transportation markets has been the increased level of trade between the U.S., Mexico and Canada. Effective July 1, 2020, the three countries signed a new free trade deal called the United States, Mexico, Canada Agreement (“USMCA”), replacing the North American Free Trade Agreement (“NAFTA”), which was enacted on January 1, 1994. As of 2019, Mexico became the U.S.’s largest single trading partner, surpassing China. According to the United Nations, Mexico exported an extra $3.5 billion of goods into the U.S., in the first half of 2019, since the summer of 2018 when the trade war between the U.S. and China began. Fr8App believes the replacement of NAFTA with the USMCA creates a stable environment attractive to multi-national companies considering Mexico as a market from which to export to both the United States and Canada.

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In early 2020, U.S. President Donald Trump used trade policy in a manner that displaced global supply chains across industries and around the world. Mexico has become a preferred destination for U.S. and multinational companies to location to diversify their sources of supply and production away from the geopolitical risks associated with the ongoing U.S.-China trade tension. The approval of the USMCA in combination with new perspectives as related to national security implications of foreign-based supply chains may bring about changes in Mexico’s freight market, in terms of globalization or regionalization and logistics integration, as well as, the role of 3PL operators. Fr8Tech believes the recent supply chain volatility is driving an increase in demand for large and small freight brokers to secure more abundant freight capacity, in real-time, which is readily available on Fr8Tech’s freight-matching platform and facilitated by its Fr8App Platform solution and Fr8Radar. Fr8Tech believes that the supply chain volatility was aggravated by a shortage of drivers thereby creating further demand for a more comprehensive approach to logistics management to meet supply chain requirements while minimizing increases in the related freight costs. Fr8Tech acts as an intermediary between the total system’s freight requirements and the related freight demand in a more efficient manner than if various of the parties requiring freight contracted these services on their own or managed their own proprietary fleets. Fr8Tech believes that its ability to secure available freight capacity, using the Fr8App Platform solution, amongst available truck drivers offers customers an organized, efficient solution to transporting goods domestically and internationally in favorable or unfavorable market environments. Additionally, Fr8Tech believes it is well positioned to benefit from the increasing trade across both the U.S.-Mexico and the U.S.-Canada borders caused by supply chain volatility and magnified by the COVID-19 pandemic as well as the increasing needs for reliable freight service within the country of Mexico.

In 2023, the U.S. imported more goods from Mexico than China for the first time in more than 20 years, a trend that accelerated through the first two months of 2024. This trend is direct result of, and is only expected to continue in the immediate future because of, global enterprises evolving their supply chains to adjust to, among other things: (i) ongoing trade tensions between the US and China; (ii) economic fallout from the disruptions caused by the COVID-19 pandemic, notably spikes in global logistics demand and costs; (iii) the enactment of the USMCA; and (iv) availability of skilled labor to perform critical functions. This evolution involves large manufacturers shifting their sources of supply and locations of production to be closer to end markets through on-shoring and near-shoring activities. To this end, manufacturers and suppliers are establishing operations in Mexico to serve the US and other markets in the North America and Central America, and trucking carries the vast majority of the goods and supplies necessary to enable this transition.

Traditional 3PLs rely on a network of offices staffed with individuals tasked with communicating with colleagues, customers and transportation companies to identify and secure freight services that meet their customers’ specific needs. The process is manual, inefficient, and lacks transparency. Cross-border transportation challenges can include tracking, visibility, trans-loading and potentially multiple hand-offs, multiple languages, international customs and regulatory inefficiencies. The ability to access real-time freight capacity and locate the right truck at the right time becomes critical to securing a reliable shipment service. Fr8App believes market conditions have created an increased demand for digital freight brokers who can help ease capacity constraints, open up new shipping lanes, and provide a benchmarking tool for both Shippers and Carriers.

Important Factors of the Trucking Industry

According to American Trucking Association several notable factors are influencing the outlook for the U.S. trucking industry:

●	Preferred method of transportation – $941B in gross revenues from US trucking, representing more than 80% of the nation’s freight bill in 2022.
●	Backbone of cross-border transport – trucks moved more than 83% of the value of surface trade between the U.S. and Mexico, and 62% between the U.S. and Canada.
●	Total freight carried – total freight tonnage is expected to increase 28% from 15.1B tons to 19.3B tons from 2021 to 2032. Trucks carried 11.5B tons, or 73% of the total, in 2022.
●	Small business industry – There are more than 750,000 active motor carriers; 95.8% operate ten or fewer trucks; 99.7% operate 100 or fewer.
●	Grocery store dependence – grocery stores are highly dependent on truck drivers to deliver goods to multiple locations. Most grocery stores would run out of transportation options within three days if truck drivers halted grocery deliveries.
●	Truck driver shortage – there were more than 3.5 million professional truck drivers in the US in 2022, but driver shortages persisted. It is estimated that the trucking industry will need to hire at least 1.2 million additional drivers by 2030 to meet the growing demand.
●	Miles per year – on average, a truck driver logged in more than 100,000 miles over the past year.

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Market Opportunity

According to Mordor Intelligence, the Mexican LTL market grew at a CAGR of 44.3% from 2016-2021, making it one of the fastest growing logistics segments in North America. That market is expected to register a compound annual growth rate of 5.4% between 2024 and 2030. And according to the same source, the US and Canadian 3PL markets are expected to grow at a 3.4% and 4.4% compound annual growth rate, respectively, over the same time period. According to ECDB, the e-commerce market within Mexico is expected to grow at compounded annual growth rate of more than 20% from 2024 to 2028. Fr8Tech believes this commercial freight market growth is driven by growing domestic economies and increasing trade flows, which are not only from one region to another, but are more decentralized and fragmented due to the growth of large on-line retailers such as Amazon and MercadoLibre.

Fr8Tech believes these factors are expected to intensify the complexity of logistics activities in the coming years in what has been a relatively fragmented Mexican transportation market on a historical basis. Fr8Tech believes the U.S. and Canadian markets remain relatively fragmented as well though they have each seen major logistics companies enter the industry over the past decade. Fr8Tech believes the evolution of supply chains is also susceptible to changes in consumer habits, driven further by e-commerce and international health issues, such as the COVID-19 pandemic. Rising consumer expectations have had an observable effect throughout the supply chain, driving the need for greater efficiency and speed. Technology in warehouses, onboard trucks, and on smartphones has led to automating critical processes, improving visibility into the shipment lifecycle, and enabling faster decisions. In addition to profitability, sustainability and reliability has likely become a consideration of every Shipper’s bottom line. Fr8Tech believes that an ability to respond to increasing market volatility in real-time, is a valuable asset contributing to a Shipper’s business success. Fr8Tech believes this consideration is further exacerbated by qualified driver shortages in the U.S. and Canada. Fr8Tech believes the TMS market to be in a development stage similar to the consumer transportation industry, or “taxicabs”, prior to the introduction of wider reaching platforms like Uber, Lyft and Cabify. Fr8Tech continues to invest in improving its TMS technology and expects these investments to help improve its Platform as well as the range of services Fr8Tech offers and will offer in the future to its Shippers and Carriers.

Fr8Tech believes the Mexican commercial freight market is also ripe for technological disruption as adoption of technology in this industry segment has lagged several others in the commercial transportation space. Fr8Tech believes there are significant complexities within the Mexican freight transportation market that give Fr8Tech a competitive advantage. As an example, there are standard ways in which a new carrier is evaluated as a potential business counterparty in the U.S, including industry databases, government registries and electronic tools for investigating a potential business supplier. However, there are no established vetting processes to navigate the commercial freight transportation market in Mexico. Fr8Tech continues to gain a deep understanding of these unique circumstances within the Mexican transportation industry, giving us a competitive advantage over future market entrants. Fr8Tech intends to leverage this competitive advantage into opportunistically selected routes carrying traffic throughout Mexico and into the U.S. and Canada.

Fr8Tech’s operations center in Mexico is located in Monterrey, which has a long standing history as a transportation hub within the domestic and cross border Mexican freight transportation market. Fr8Tech plans to leverage its presence in Monterrey to become a leader in international freight to and from Mexico, and into and across the U.S. and Canada.

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The Fr8App Brands

Fr8App’s Platform provides visibility on freight transportation options not readily apparent with traditional 3PL solutions. The Platform allows Shippers and Carriers to book loads at the palm of their hands and assign jobs to drivers, in real-time, with the click of a button. Shippers and Carriers register on the Platform and are approved to transact after undergoing a rigorous vetting process.

The vetting process for Shippers includes the following:

●	Mexico Beneficial Cargo Owner (BCO) or Broker (3PL): Articles Incorporation charter, tax registration number, legal representative power of attorney, legal representative ID, banking information, address receipt, fiscal situation document, fiscal obligations opinion document (updated), Fr8App credit form
●	For US or Canada Client (BCO) or Broker (3PL): W-9 form for US, TD1 form for Canada, Fr8App credit form

Fr8Tech collections group performs a credit report analysis which includes a due diligence of the customer credit record, revenues of the customer for the latest 3 years, industry in which client operates, review of current insurance coverage, and payment terms negotiated. Fr8Tech has had immaterial bad debt expense in the past several years.

The vetting process for Carriers includes the following:

●	A due diligence review is performed to ensure that carriers are following regulatory compliance, whether they are a line or base haul carrier, which routes they operate, truck types, cargo they are eligible to transport, reliability and availability. Depending on location, the document set-up requirements are as follows:

○	Mexico: Articles Incorporation charter, tax registration number, Servicio de Administración Tributaria (“SAT” is the Mexican equivalent to the IRS in US) legal opinion, legal representative power of attorney, legal representative ID, Standard Carrier Alpha Code (“SCAC”), banking information, insurance policy, ACH format, security questionnaire, verified mobile phone,

○	US and Canada: W-9 form for US, TD1 for Canada, MC Certification (Insurance certificate), ACH Form

○	Once approved, Shippers can request bids for a certain service or Carriers can provide bids on Shipper requests. Fr8App’s Platform matches up Shippers and Carriers and assigns a driver and truck to the job. The driver picks up the supplies while the Platform tracks the progress of the trip, in real time. The driver delivers the shipment, uploads documentary evidence of the delivery (“POD”) and is paid.

Fr8App’s Platform can automatically and instantaneously match Shippers with Carriers within the Fr8App network. Carriers are sent push notifications through the Platform every time a load or job request is entered by a Shipper that matches the criteria Carriers are looking for on a given shipment and lane.

By leveraging its technology, the increasing usage, and amount of traffic booked on its Platform, Fr8Tech can work with customers to optimize their supply chain, eliminate empty miles on the road, and reduce their carbon footprint. With its proprietary software, Fr8Tech offers smart solutions under its various brand names that create sustainable alternatives and offer benefits to both Shippers and Carriers, including:

●	a single point of contact as a control center
●	full visibility to freight transportation, in real-time
●	ability to book shipment loads in minutes
●	matching with only pre-approved Carrier compliance
●	live 24/7 tracking on shipment while in-transit
●	real-time messaging capabilities with Carriers
●	advanced data analytics
●	ability to secure quality loads faster on preferred routes
●	ability to reduce “deadhead” empty loads
●	convenient and faster payment
●	scalable technology for Carriers who plan to grow their fleet

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Fr8Fleet

Fr8Fleet is our technology-driven solution for large corporate enterprise customers with a demand for regular and ongoing shipping and logistics. It was developed to accommodate demand from large corporate clients that have a need for ongoing logistics capacity. In contrast to Fr8App, which is based on booking individual loads, Fr8Fleet, our dedicated capacity services, provides exclusive use of an entire truck or a fleet of trucks to an enterprise, ensuring on-time delivery and reduced handling to maintain the pristine condition of goods. Real-time tracking from Fr8Radar offers complete transparency and assists users by providing regular updates on their shipments, and our platform allows for easy booking, tracking, and management.

Fr8Now

Fr8Now is our solution for Shipper-Carrier freight matching servicing the LTL business. Fr8Now was developed to be a trusted LTL shipping partner for businesses of all sizes with a focus on businesses within the domestic Mexican market. Our innovative technology provides an easy booking process, flexible options, and affordable pricing that are designed to make us the go-to choice for LTL shipping needs in Mexico. We believe we are one of the first entrants in this particular market segment in Mexico. Fr8Now started its first operations in the first quarter of 2023.

Fr8Tech’s Customers

Fr8Tech’s customers consist of Shippers and Carriers across North America. A Shipper will use Fr8Tech to request bids on a shipment or a series of shipments of certain characteristics and a Carrier will agree to the terms set forth on its Platform. Carriers have the option to carry out deliveries prior to receiving payment from Fr8App, and Shippers may start shipments before submitting their payment to Fr8Tech. Fr8Tech mitigates payment risks by pre-screening and approving all Shippers and Carriers prior to approving either party. Fr8Tech believes that Shippers value the features and benefits from its Platform by working with trusted Carriers that help alleviate driver shortages. Shippers also benefit from the cost transparency available on Fr8Tech’s Platform, as there are no hidden fees. Shippers can count on the safety and reliability of the Platform as Fr8Tech tracks cross border shipments. Lastly, Shippers can benefit by managing their logistics needs in one control center on Fr8Tech’s Platform.

As of December 31, 2023, one customer accounted for 66% of Fr8App’s accounts receivables. As of December 31, 2022 and 2021 each of two customers accounted for 42% and 16% of Fr8App’s accounts receivables, and for 35% and 15% of Fr8App’s accounts receivables, respectively.

For the year ended December 31, 2023, one customer accounted for 33% of Fr8App’s revenues. For the year ended December 31, 2022, each of two customers accounted for 17% and 11% of Fr8App’s revenues. For the year ended December 31, 2021, one customer accounted for 37% of Fr8App’s revenues.

Fr8Tech believes Carriers value its ability to assist in minimizing empty (deadhead) miles and making every mile, a mile paid for. Carriers also benefit from the Platform’s transparency and know how much they are scheduled to make from fulfilling each job. Carriers receive faster payment for their services by using Fr8Tech’s Platform and avoid potentially expensive factoring companies. Lastly, Carriers can benefit from Fr8Tech’s Platform by using it as a tool to streamline workflows and increase overall efficiency.

Fr8Tech’s Growth Strategy

Fr8Tech intends to establish Fr8App as the top brand for digital freight marketplace in the Mexican domestic, U.S-Mexico and Mexico-U.S. cross-border markets. Fr8Tech intends to leverage Fr8App’s position within these markets to opportunistically expand its footprint across select routes in the U.S. and into Canada. Fr8Tech plans to expand its Fr8Fleet offering in Mexico and leverage its presence in that market to expand its customer base and market penetration with highly targeted Fr8fellt and LTL solutions. Fr8Tech’s growth strategy consists of the following:

Focus on Core Markets: Fr8Tech plans to expand its Shipper base and increase its Carrier ecosystem operating under the Fr8App brand throughout all three countries, with a continued focus on the Mexico-U.S. cross-border market, a select portion of the U.S. domestic market and a select segment of the Mexican domestic market. Ongoing investments in its Platform, internal sales tools, and targeted hiring in sales, operations and software development, Fr8Tech stands to benefit from well-trained labor force, mostly in Mexico, to manage its ongoing daily operations throughout North America. Using targeted marketing campaigns and sales outreach, Fr8Tech intends to reinforce the benefits of using its Platform and increase adoption among existing Shippers and Carriers, including those interested in our LTL offerings. With the use of business analytics and management solutions, the Company will continue to actively manage margins at the account level, minimize additional overhead expenses, and thus take advantage of the inherent operating leverage providing by the Fr8App Platform. By leveraging its customer base and long-standing industry relationships and building off existing Shipper feedback and experiences, Fr8Tech believes it will be able to add new accounts to its portfolio across the domestic trucking industry in Mexico, U.S.-Mexico cross-border trades and opportunistically select routes within the U.S. and the U.S.-Canada cross-border commercial freight transportation market. Lastly, by leveraging its infrastructure and network in the FTL business, Fr8Tech believes it will be uniquely suited to launch a selectively targeted LTL offering within select markets in Mexico through Fr8Now.

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Investing in Customers, Carriers and Employees to Drive Organic Growth: Fr8Tech plans to continue to incorporate customer feedback and their user experiences to solve their biggest pain points across the logistics landscape. Dedicated API data exchanges, customized features, evolved dashboard reporting, and unique predictive analytics are just some of the ongoing investments into customer relationships. We will continue to build trust among all Carriers across our three brands by managing our Shipper base and FTL and LTL demands to provide a high level of fulfilment, and effective management of loads. We will monitor service levels across its Platform with on-time pick-up and delivery metrics. That same technology is used to manage Fr8Fleet and Fr8Now.

To deliver high performance and maximize value to our Shipper and Carrier customers, we plan to continue to invest in, train and enable in our sales and operations teams to provide real-time response to high-volume primary and spot load activity, as necessary, and to provide best-in-class sales service and carrier support. Fr8Tech will continue developing well-trained bilingual sales force and operations team through our “Fr8App University” Program.

Investing in Technology to Expand Capabilities and Extend Reach: Fr8Tech will continue to invest in its technology to improve and differentiate its Platform, as well as, expand its TMS offerings for Shippers. Fr8Tech plans on integrating more of its business customers through customized API’s and launching a fleet management system for Carriers. Within the geographies that Fr8Tech serves, Fr8App is also naturally suited for providing similar market participant matching solutions in other logistics markets, including maritime and trans-ocean freight, air freight, rail and inter-modal transportation. It can also be leveraged to provide similar automated matching capabilities to adjacent markets, such as last mile transportation, long-term storage and warehousing. Through thoughtful market analysis, strategic industry relationships and partnerships, and considerate planning, Fr8Tech will explore broadening its addressable market by either developing in-house solutions or partnering with other service providers to pursue attractive opportunities within such markets when possible.

Automation

●	Go Digital: Fr8Tech believes that by providing more sophisticated automation to the relatively untapped digital commercial freight market in Mexico, and expanding upon initial efforts in the U.S. and Canada, it will strengthen its position within the domestic transportation segments in Mexico and the U.S. and grow its revenue stream. By leveraging existing relationships with Shippers, Fr8Tech will train Carriers utilizing the Fr8App Platform to improve operations and gain more transportation loads. Fr8Tech would like Shippers and Carriers to work toward making its Fr8App Platform totally “self-serve” where Carriers and Shippers gain access to the Platform without human intervention. Its goal is to automate sales and operations functionality throughout the process while providing real-time visibility for all parties: Shippers, Carriers and Fr8Tech. Fr8Tech further believes that its Fr8Radar is a tremendous value-add for both Shippers and Carriers in the country of Mexico, where there has been limited adoption of this key security and logistics planning tool.

●	Be Digital: Fr8Tech intends to continue refining and automating its operational flow and maximize efficiencies while thoughtfully growing its brokerage division. Fr8Tech is investing in adding development efforts to expand its technology team and to work towards building out more internal tools to maximize efficiency in its brokerage division such as real-time pricing tools by coupling historical lane data analytics with API integration as well as other unique internal data sets. Fr8Tech launched new tools to facilitate the onboarding of Carriers and Shippers in 2023.

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Balancing Contractual and Spot Business, Domestic and Cross-Border

Primary markets are those with established regular routes that are contracted for over a period of time. Spot markets are negotiated at a specific point in time and, usually in response to a short-term need that was not originally planned by a Shipper or Carrier. Fr8Tech understands the importance of balancing its efforts and business between primary and spot markets. As Fr8Tech advances in serving the Mexican domestic and U.S.-Mexico cross-border market opportunities, it will leverage spot opportunities presented by regional or global situations or events, such as high market volatility resulting from conflicts, social or economic disruptions (like a pandemic), escalations in trade tensions or disputes, or other circumstances that generate short-term imbalances in the supply and demand for ground transportation freight services in the markets we serve. We are also mindful that longer term economic trends, such as shifts in consumer preferences or supply chain near-shoring and other macroeconomic factors can also create a shortage of supply and surplus in demand on either side of the equation. With periods of market stability, Fr8Tech will increasingly try to target higher volume, long-term contractual business directly from Shippers through its Fr8App brand, local traffic in Mexico through Fr8Fleet and Fr8Now.

Research and Development

The first commercial version of Fr8Tech’s products was launched in 2017. Fr8Tech continued its product development efforts throughout 2018, added initial business intelligence and analytics to supplement its basic products in 2019 and offered its revised products package with active freight brokerage support and customer service towards the end of 2019 and into early 2020.

The second generation of Fr8Tech products were brought to market during the second quarter of 2020 and consisted of: 1) the online Portal and Mobile App; 2) the TMS; and, 3) Fr8App’s Platform supplemented with freight brokerage support and customer service. The latest generation consists of improvements and refinements to the Fr8App Platform, the offering of capacity through Fr8Fleet and the Fr8Now brand that is servicing the LTL market in Mexico.

All products work under a similar business model whereby gross margins are primarily earned from revenue invoiced to Shippers less costs paid to Carriers per completed transaction under the Fr8App FTL and Fr8Now services and for provided capacity under Fr8Fleet. Under Fr8App FTL and Fr8Now, each shipment made through the Platform (Portal or App) is considered a transaction. Shippers and Carriers can navigate through and transact on the Platform without assistance, and if both do so the interaction between the two is automatically carried out on the system. If either requires or requests assistance through freight brokerage support or customer service, the Fr8Tech team actively intervenes and supports service matching through the Platform’s BackOffice. Such assistance typically allows for greater flexibility and optionality to the parties involved to negotiate and agree on rates and shipment details. Currently, the use of freight brokerage support and customer service occurs on nearly all transactions completed on the Platform and thus all of Fr8Tech’s revenue. Fr8Tech believes the industry is still anchored in communication through traditional channels (phone or email), and human attention is valued in the management of shipments.

Fr8Tech’s BackOffice

For traditional freight brokers, the Fr8Tech Platform is a valuable source to finding capacity for their clients quickly, when they have not achieved it through their traditional channels and methods. We anticipate that brokers will use the Portal to help augment their present offerings in the freight market over time and thereby providing Fr8Tech with an additional source of revenue.

Fr8Tech’s systems development team works in a development environment that is based on Scrum methodology. This methodology allows it to deliver new functionalities as frequently as it designs, which is presently every two weeks. By applying concepts such as Continuous Integration and Continuous Delivery (“CI/CD”), Fr8Tech believes its development process is highly robust. Following is a visual depiction of the Scrum Methodology:

Its technology has been designed with the goals of building a highly efficient, adaptable, scalable and secure platform with the potential to vastly improve operating margins of freight transactions. Following are some of the features of Fr8Tech’s technology infrastructure and development methodologies:

1.	Efficiency & Adaptability:

●	Highly automated agile development process supported by CI and CD tools.
●	Event based, microservice architecture.
●	Applications packaged in Docker images.
●	Container orchestration via Kubernetes leveraging automated rollouts and rollbacks, service discovery and load balancing.
●	Modern, extendable, API suited for integration with industry data providers (TMS, telematics, ELD, Compliance, Big Data providers and other systems).

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2.	Scalability & Availability:

●	Project hosted in GoogleCloudPlatform.
●	Underlying platform invented in telco industry, designed for scale with minimal downtime.

●	Erlang’s (via Elixir) let-it-crash philosophy, reducing codebase and allowing smaller teams to produce more.
●	CQRS design pattern used throughout the system, separation between read & write storage.
●	Easy horizontal scaling via Kubernetes.
●	EventStore as a framework for CQRS, EventsFr8App’scing, and messaging.
●	Postgresql hosted in Aiven.

3.	Security & Auditability:

●	Data loss prevention - all transactions are stored in immutable storage, Fr8App revert and reinterpret data from the inception with hindsight
●	System is monitored by automated monitoring tools (Stackdriver, Prometheus) and alerts the engineering team via Slack integration
●	Grafana is used to visualize system parameters in real-time
●	All API traffic is stored in BigQuery for deep analysis of system’s usage.
●	Using highest industry available encryption standards.
●	All information is encrypted realtime, https and wss
●	Personally identifiable information is encrypted in rest
●	Strict data and code access policies applied to product, and to development process
●	Full snapshot, i.e. base backup of PostgreSQL
●	PostgreSQL streaming backup, i.e. WAL records
●	Entire instances backed up
●	Access to multiple data centers in different geographic zones

Fr8Tech has developed, will continue to enhance, and will develop new business intelligence capabilities around reporting, online analytical processing, analytics, data mining, process mining, complex event processing, business performance management, benchmarking, text mining, predictive analytics, and prescriptive analytics. All these enhanced functionalities will increase the utility and add value to all users of our Platform and in turn, help drive traffic to the Platform itself.

Sales and Marketing

Fr8Tech’s marketing approach centers on digital marketing as the primary channel to promote the company’s brands, including Fr8App, Fr8Fleet and Fr8Now. Fr8Tech uses a range of techniques, such as search engine optimization, social media, and email marketing to generate leads and gain brand presence. Fr8Tech’s strategy is focused on the long-term establishment of our brand as a reliable, best-in-class service provider in the logistics industry. We avoid relying on short-term advertising campaigns that can be expensive and only generate temporary presence, preferring to create valuable content, build relationships with our audience, and engage with them through the channels they use most. The company is firmly committed to digital marketing, and we are always exploring new ways to improve our approach and reach new audiences. By focusing on building a loyal customer base and establishing ourselves as a trusted logistics solution provider, we expect to be able to build a self-sustaining business over the long-term.

Fr8Tech targets its product offerings under the Fr8App and Fr8Fleet brands to high-volume contractual lanes from a variety of Shippers from small and mid-market companies to large multinational corporations. The sales and marketing efforts are mostly aim at direct contact with decision makers at potential Shippers. We also utilize trusted third-party information, such as sales prospecting tools, to generate and advance leads with prospective clients. Once Shippers are on-boarded, they may choose to transaction their shipping requirements on the marketplace themselves or solicit assistance from our operations and customer service teams.

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Fr8Tech builds its Carrier network by marketing its Platform to reputable carriers, demonstrating the value of the marketplace, bringing high-volume consistent business from Shippers, maintaining an intuitive and engaging user platform, providing key operations support and making timely payments when shipments are completed. The Company builds its buying power as it continues to attract more Carriers to use the Platform. Carriers can operate under any or all of our brand names but typically gravitate towards one depending on their capacity, requirements and needs: either long-haul under Fr8App or set operating routes under Fr8Fleet. Fr8Tech is pursuing focused marketing campaigns in the Mexico domestic market to reinforce the benefits its Platform, the Portal and Fr8Radar, to increase visibility and ultimately adoption of its technology and solution.

Fr8Now targets potential clients through developing target communications and profiles on the internet as well as with Shipper clients that have expressed an interest in the LTL product.

Regulations

The Carriers with which Fr8App transacts cross-border business, are mostly legal corporate entities, LLCs, or their equivalents, in Mexico and Canada. The Carriers with which Fr8Fleet transacts its business are usually smaller entities, either owner-operators or companies with less than 20 trucks. Fr8App enters into contracts for the provision of services with Shippers and Carriers while the Shippers and Carriers are typically subject to rules and regulations for operating within their given industry and, as applicable, the freight industry within their respective countries of operation. Carriers are responsible for being duly certified and operating under good standing as required by their corporate residence and the locations over which they carry freight. For US carriers, the main regulator is the US Department of Transportation (“DOT”) and various state level equivalents. For Mexico Carriers, the relevant counterparty is the “Secretaria de Transporte”, and in Canada it is “Canadian Transportation Agency”. Nearly all of regulatory compliance burden within Fr8App’s scope of operations falls on the Carriers themselves. For example, Fr8App’s requirement in the U.S. is primarily for Carriers to remaining in good standing with the DOT, but they may also have additional requirements for maintaining a number of operating licenses, insurance requirements and special certifications (i.e., border-crossing).

The cost for Fr8Tech to comply with government regulation as a whole is relatively low. Government regulations and requirements over the freight trucking industry do impose a number of obligations on Carriers and Shippers that influence how Carrier freight services are secured on Fr8App. Regulatory changes could negatively impact or possible benefit Fr8Tech’s business model, but it can be difficult to predict exactly how any such changes would affect Company’s business model. For example, a change in trade regulations could increase or decrease freight volumes across a given border, but despite possible changes to our volume of business, how the Company’s business model operates may not be affected. A US policy to impose tariffs on particular goods could decrease cross-border traffic of those goods but may increase domestic freight traffic in both countries. In comparison, if regulations were scaled back and cross-border restrictions or requirements were eased, the value-add that Fr8Tech provides to our customers might be diminished or eliminated, and our business from that segment could be negatively affected.

While Fr8Tech does not anticipate any extensive changes in regulations affecting our industry, and more specifically how Fr8Tech operates and generates revenue, in the coming years, it is possible governments and regulatory agencies could implement such changes, and they could affect Fr8Tech’s business model in a material way.

Fr8Tech’s business is subject to a variety of U.S. and Mexican laws, rules and regulations, including those affecting “Motor Carriers, Owner-Operators and Transportation Brokers” issued by FMCSA of the DOT. Fr8Tech is subject to many U.S., Canadian and Mexican federal, state and local laws and regulations including those related to internet activities, privacy, rights of publicity, data protection, intellectual property, health and safety, competition, consumer protection, payments, transportation services, insurance coverage and taxation. These laws and regulations are constantly evolving and may be interpreted, applied, created or amended in a manner that could harm Fr8Tech’s business.

Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm Fr8Tech. These may involve privacy, data protection of personal and/or confidential information, content creation and distribution, intellectual property, data security and data retention. In particular, it is subject to federal, state and foreign laws regarding privacy and protection of companies’ and individuals’ data. Foreign data protection, privacy, content and other laws and regulations can impose different obligations and could be more restrictive than those in the U.S. U.S. federal, state and foreign laws and regulations are in some cases enforced by private parties in addition to government entities, are continuously evolving, and can be subject to significant change. As a result, the application, interpretation and enforcement of these laws and regulations can be uncertain, particularly in the new and evolving industry in which we operate, and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices.

Fr8Tech’s customers upload and store data on its Platform. This presents legal challenges to its business and operations, such as ensuring consumer privacy rights or intellectual property rights. Both in the U.S. and abroad, Fr8Tech must monitor and comply with a wide variety of laws and regulations regarding the data stored and processed on its cloud-based platform as well as in the operation of its business.

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Competition

The 3PL industry is rapidly evolving with demands for greater efficiency and increased visibility into the shipment lifecycle. Fr8App expects continued significant competition from domestic and international market participants. Fr8App’s competitors include the postal services of the U.S. and other nations, various motor carriers, express companies, freight forwarders, air couriers, large transportation and e-commerce companies that are making significant investments in their internal capabilities, and startups and other companies that combine technologies with crowdsourcing to focus on local market needs, some of with whom we share customers.

In Mexico, our Fr8App and Fr8Fleet brands compete with many logistics companies and freight brokers. We also buy from and sell transportation services to companies that compete with us. There are very few direct technology-based competitors that are focused on the domestic transportation market in Mexico and we have been unable to find a competitor similar to Fr8Now in the LTL segment in Mexico.

In contrast, the domestic U.S. 3PL industry is crowded with globally recognized competitors, some of whom offer transportation services as well as traditional 3PL services. Fr8App technology was developed in part to improve traditional 3PL solutions offered by established corporations such as XPS Logistics, Inc., C.H. Robinson Worldwide, Inc. and J.B. Hunt Transport Services, Inc. Traditional 3PL providers leverage their vast network of offices and employees to coordinate freight transportation domestically and internationally. Additionally, a wave of new entrants have entered the 3PL space with novel, real-time 3PL solutions; similar to Fr8App’s Portal and Platform. Companies such as Uber Freight, Convoy, NEXT Trucking, Nowports, and Cargo-Partner have each accessed the 3PL market with the support of private financing to disrupt established 3PL corporations.

Furthermore, both established and emerging competitors have direct access to U.S.-Canadian cross border trade routes, where Fr8App intends to serve on an opportunistic basis as well. According to the U.S. Bureau of Transportation Statistics, a total of $884 billion worth of goods moved across the U.S.-Canada border in 2023, the majority of which was transported by truck.

In the future, competition may also come from other sources in the future as new technologies are developed and new methods of transportations are made widely available. Innovations in transportation technology, including driverless trucks, artificial intelligence and logistics could adversely affect the demand for Fr8App’s 3PL services.

In relation to the LTL market in Mexico, there are several established players, including Penske Logistics, TIBA, Pak2Go, FedEx Estafeta and Transplace. According to Mordor Intelligence, the Mexican LTL market grew at a CAGR of 44.3% from 2016-2021, making it one of the fastest growing logistics segments in North America. The broader logistic sector in Mexico grew at 19% year-over-year in 2022 and is expected to outpace GDP growth in the years ahead at a 5.6% CAGR through 2030. We believe there is a large segment of business-to-business traffic that we can capture with the truck capacity already available in our Fr8Fleet program, and others willing to service LTL opportunities in Mexico.

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Intellectual Property

On January 7, 2021, Fr8Tech filed a trademark application with the U.S. Patent and Trademark Office for the Fr8Technologies design mark. Fr8Tech currently does not hold any patents or own any registered trademarks. Fr8Tech believes that the success of its business depends on the quality of its proprietary software solutions, technology, processes, and domain expertise. While it considers its intellectual property rights to be valuable, Fr8Tech believes that its competitive position depends primarily on its ability to increase and eventually to maintain a leadership position by developing innovative proprietary solutions, technology, information, processes, insights and business intelligence to satisfy both Shippers and Carriers’ needs through its Platform.

Fr8Tech’s principal asset consists of its software, which it invests in on a monthly basis through development work by employees and externally contracted parties. Fr8App invested approximately $0.34 million, $0.4 million, and $0.5 million in software during the years ended December 31, 2023, 2022 and 2021, respectively. Fr8Tech expects to continue investing in its software commensurate with the expansion of its product offerings. Financing for investment in software has historically been provided for by the company’s operations and capital raising events.

Employees

As of December 31, 2023, we had a total of 78 employees, 70 of them based in Mexico, with the remaining in the U.S. and other virtual locations and 12 contract-based employees. None of our employees are represented by a labor union or covered by a collective bargaining agreement. Fr8Tech considers its relationship with its employees to be good. Fr8Tech has three principal executives, including its CEO, CFO and COO. Fr8Tech has the following number of people including its executives in each of its departments: Finance, HR and Administration – 18; Carrier Sales & Support – 18; Shipper Sales & Marketing – 11; IT and Product Development – 6; Operations and Support – 25. Relationships with employees are stable and favorable.

Fr8App’s Chief Executive Officer, Javier Selgas, initially joined Fr8Tech as Chief Technology Officer and has over a dozen years of experience in developing technology and digital marketing. Fr8Tech’s Chief Financial Officer, Donald Quinby, joined Fr8Tech in January of 2024 and has more than 20 years of experience in finance and has held leading finance roles with several public companies. Fr8Tech’s Secretary, Paul Freudenthaler, has over 30 years of financial experience and has been Chief Financial Officer for several leading companies in both the U.S. and Mexico. Previously, Paul Freudenthaler served as Fr8Tech’s Chief Financial Officer from September 2020 until his resignation on January 19, 2024, after which he continued his position as Secretary and was newly appointed as a board director. Fr8Tech’s Chief Operating Officer, Luisa Lopez, has over 25 years of experience within the logistics and supply chain industry across North America.

Facilities

Fr8Tech’s U.S. headquarters office is located at 2001 Timberloch Place, Suite 500, The Woodlands, Texas 77380, and its Mexican headquarters office is in Monterrey, Mexico. The headquarters location consists of a rental office. The facilities in Monterrey consists of an office facility in Monterrey of approximately 262 m2, with desks and chairs for approximately 31 staff, meeting rooms, executive offices, a terrace and small kitchenette. Fr8App evaluates its needs for facilities on an ongoing basis. There are no environmental issue affecting access and utilization of any of the company’s assets.

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THE OFFERING

Issuer	Freight Technologies, Inc., a British Virgin Islands company

Ordinary shares outstanding as of May 22, 2024	5,145,993 ordinary shares

Ordinary shares offered by us	Ordinary shares with an aggregate offering price of up to $2,300,000

Ordinary shares outstanding immediately after the offering	Up to 8,296,677 ordinary shares (assuming that all shares offered in this offering are sold), based on 5,145,993 ordinary shares outstanding on May 22, 2024 and assuming sales of 3,150,684 ordinary shares in this offering at an assumed offering price of $0.73 per share, which was the closing price of our ordinary shares on the Nasdaq Capital Market on May 21, 2024. The actual number of ordinary shares issued will vary depending on the sales price under this offering.

Use of proceeds	The net proceeds of this offering, after deducting A.G.P.’s commissions and our estimated offering expenses, will be used for general corporate purposes. See “Use of Proceeds.”

Risk factors

Investing in our ordinary shares involves a high degree of risk and uncertainty. You should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference prior to investing in our ordinary shares. In particular, we urge you to consider carefully the factors set forth in the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement, and in the accompanying prospectus and the documents we have filed with the Commission that are incorporated by reference herein for more information, before you make any investment in our ordinary shares.

Listing	Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “FRGT.”

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RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding to invest in our ordinary shares, you should carefully consider the risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into each, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in the Annual Report, and as updated by annual or other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein and in the accompanying prospectus. Please see the “Where You Can Find Additional Information” section in this prospectus supplement.

These risks and uncertainties are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition, results of operations and future growth prospects could be materially adversely affected. In that case, you may lose all or part of your investment in our ordinary shares.

Risks Related to Our Ordinary Shares

We pay no dividends.

We have never paid cash dividends in the past, and currently do not intend to pay any cash dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions, and other factors. Therefore, we can give no assurance that any dividends of any kind will ever be paid to holders of our ordinary shares.

The trading price of our ordinary shares is likely to be volatile, which could result in substantial losses to our shareholders.

The trading price of our ordinary shares is likely to continue to be volatile and could fluctuate widely in response to a variety of factors, many of which are beyond our control. In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for specific business reasons, including but not limited to:

●	variations in our results of operations;

●	the high number of preferred shares and warrants convertible into ordinary shares outstanding in comparison to total ordinary shares;

●	announcements about our earnings that are not in line with analyst expectations;

●	publication of operating or industry metrics by third parties, including government statistical agencies, that differ from expectations of industry or financial analysts;

●	changes in financial estimates by securities research analysts;

●	announcements made by us or our competitors of new products and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

●	press reports, whether true or not true, about our business;

●	regulatory allegations or actions or negative reports or publicity against us, regardless of their veracity or materiality to our company;

●	changes in pricing made by us or our competitors;

●	conditions in global financial markets;

●	additions to or departures of our management;

S-15

●	fluctuations of exchange rates of the Mexican Peso and the U.S. dollar and to a lesser extent, the Canadian dollar;

●	release or expiry of transfer restrictions on our outstanding ordinary shares;

●	sales or perceived potential sales or other disposition of existing or additional ordinary shares or other equity or equity-linked securities, including by our principal shareholders, directors, officers and other affiliates;

●	actual or perceived general economic and business conditions and trends globally and in the freight industry in particular;

●	the potential or actual effect of program trading on our stock price; and

●	changes or developments in the global regulatory environment.

Any of these factors may result in large and sudden changes in the volume and trading price of our ordinary shares. In addition, the stock market has at times experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies and industries. These fluctuations may include a so-called “bubble market” in which investors temporarily raise the price of the stocks of companies in certain industries, such as the e-commerce industry, to unsustainable levels. These market fluctuations may significantly affect the trading price of our ordinary shares. In the past, following periods of volatility in the market price of a company’s securities, shareholders have instituted securities class-action lawsuits against the company and named the company, management and/or the board of directors as defendants. The litigation process may utilize a material portion of our cash resources and divert management’s attention from the day-to-day operations of our Company, all of which could harm our business. If adversely determined, the class action suits may have a material adverse effect on our financial condition and results of operations.

The number of ordinary shares we have outstanding and reported on a number of financial web-sites does not incorporate the effect from conversion of preferred shares, warrants, options or convertible debt and can lead to confusion on the Company’s valuation and hindering its stock value.

Fr8Tech’s capital structure has included and may include a number of securities, including preferred shares, warrant, options and convertible debt that are exchangeable or convertible into ordinary shares. The number of shares that is reported on a number of financial web-sites does not include the potential effect from the possible conversion or exchange of these securities for ordinary shares. Consequently, the valuation of the Company on financial web-sites is typically shown as lower than its correctly calculated value, which can lower the interest in the Company from larger investors. Therefore, the Company’s share value and appreciation might be hindered from what it might be otherwise and may have a negative impact on us, our ability to raise capital, and our shareholders.

We are vulnerable to predatory short selling practices.

We are vulnerable to predatory short sellers who publish false or negative reports on us alleging, among other things, market manipulation, false or misleading statements and misleading or deceptive conduct. While we will expend every reasonable effort to refute such negative reports, there is no guarantee that our efforts will be successful and in the event that our efforts are unsuccessful, this could result in a suspension on the trading of our shares, a decline in the trading price of our shares, investigations or inquiries by governmental and regulatory agencies, increased costs and expenses in responding to such investigations or inquiries and/or even a delisting of our shares from the national exchange. Any and all of the foregoing would have a negative impact on us and to our shareholders.

Investors in Fr8Tech must rely on the judgment of management regarding the use of Company resources, the different market segments the Company may develop, and the Company’s ability to develop certain relationships.

Our management has considerable discretion in the market segments it chooses to pursue. Investors may not have the opportunity, as part of their investment decision, to accurately assess the Company’s business development efforts, which ultimately may not improve our financial results or increase our ordinary shares price in the short-term. The Company may focus its resources on developing market segments that ultimately do not produce meaningful income in the short-term, that result in negative margins or that ultimately lose value for the Company.

S-16

Future sales or registrations or perceived potential sales or registrations of our ordinary shares, ordinary shares or other equity or equity-linked securities in the public market could cause the price of our ordinary shares to decline.

Sales of our ordinary shares or other equity or equity-linked securities in the public market, or the perception that these sales could occur, could cause the market price of our ordinary shares to decline significantly. As of December 31, 2023, we had 21,919,240 ordinary shares outstanding as public float (2,191,924 ordinary shares following the 10:1 reverse split on February 5, 2024), and preferred shares and warrants convertible into up to 32,447,406 additional ordinary shares (3,244,741 ordinary shares following the 10:1 reverse split on February 5, 2024). However, sale of ordinary shares or their perceived potential sale by any other substantial shareholder in the public market could cause the price of our ordinary shares to decline significantly.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares may depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades our ordinary shares or publishes inaccurate or unfavorable research about our business, the market price for our ordinary shares could decline. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ordinary shares to decline significantly.

As a foreign private issuer, we are permitted to, and we will, rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our ordinary shares and the ordinary shares.

We are exempted from certain corporate governance requirements of the Nasdaq by virtue of being a foreign private issuer. We are required to provide a brief description of the significant differences between our corporate governance practices and the corporate governance practices required to be followed by domestic U.S. companies listed on the Nasdaq. The standards applicable to us are considerably different than the standards applied to domestic U.S. issuers. For instance, we are not required to:

●	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Securities Exchange Act of 1934, as amended, (“Exchange Act”) and the majority of our board is independent);

●	have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors (although our compensation committee is made up entirely of independent directors; or

●	have regularly scheduled executive sessions for non-management directors.

We have relied on and intend to continue to rely on some of these exemptions. As a result, our shareholders may not be provided with the benefits of certain corporate governance requirements of the Nasdaq.

As a foreign private issuer, we are exempt from certain disclosure requirements under the Exchange Act, which may afford less protection to our shareholders than they would enjoy if we were a domestic U.S. company.

As a foreign private issuer, we are exempt from, among other things, the rules prescribing the furnishing and content of proxy statements under the Exchange Act and the rules relating to selective disclosure of material nonpublic information under Regulation FD. In addition, our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit and recovery provisions contained in Section 16 of the Exchange Act. We are also not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic U.S. companies with securities registered under the Exchange Act. As a result, our shareholders may be afforded less protection than they would under the Exchange Act rules applicable to domestic U.S. companies.

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Our shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. federal courts may be limited because we are incorporated under British Virgin Islands law, we conduct most of our operations in Mexico and some of our directors and our executive officers reside outside the United States.

We are incorporated in the British Virgin Islands and conduct the majority of our operations in Mexico. One of our directors and some of our executive officers reside outside the United States and a substantial portion of their assets may be located outside of the United States. As a result, it may be difficult or impossible for our shareholders to bring an action against us or against these individuals in the British Virgin Islands or in Mexico in the event that they believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the British Virgin Islands and Mexico may render them unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States or Mexico, although the courts of the British Virgin Islands will generally recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

Our corporate affairs will be governed by our Memorandum and Articles of Association, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands and by the BVI Act. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. As a result of the foregoing, holders of our ordinary shares may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than they would as shareholders of a U.S. company and whose management, directors and/or major shareholders were also incorporated, resident, or otherwise established in a United States jurisdiction.

As a result of the foregoing, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

The laws of the British Virgin Islands provide limited protection for minority shareholders, so minority shareholders may have limited or no recourse if they are dissatisfied with the conduct of our affairs.

Under the laws of the British Virgin Islands, there is limited statutory law for the protection of minority shareholders other than the provisions of the BVI Act dealing with shareholder remedies (as summarized under “Item 10. Additional Information – B. Memorandum and Articles of Association — Material Differences in BVI Law and our Amended and Restated Memorandum and Articles of Association and Delaware Law”). The principal protection under statutory law is that shareholders may bring an action to enforce the constituent documents of the company and are entitled to have the affairs of the company conducted in accordance with the BVI Act and the Memorandum and Articles of Association of the Company. As such, if those who control the Company have disregarded the requirements of the BVI Act or the provisions of the Company’s Memorandum and Articles of Association, or oppose to do so, then the courts will likely grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (ii) acts that constitute fraud on the minority where the wrongdoers control the company; (iii) acts that infringe on the personal rights of the shareholders, such as the right to vote or breach of a duty owed to the shareholder by the Company; and (iv) acts where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded minority shareholders under the laws of many states in the United States.

S-18

British Virgin Islands companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of one avenue to protect their interests.

British Virgin Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such an action may be brought, and the procedures and defenses that may be available in respect of any such action, may result in the rights of shareholders of a British Virgin Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The British Virgin Islands courts are also unlikely to recognize or enforce judgments of courts in the United States based on certain liability provisions of United States securities law or to impose liabilities, in original actions brought in the British Virgin Islands, based on certain liability provisions of the United States securities laws that are penal in nature. There is no statutory recognition in the British Virgin Islands of judgments obtained in the United States, although the courts of the British Virgin Islands will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

The requirements of being a public company may strain our resources and distract our management.

We are required to comply with various regulatory and reporting requirements, including those required by the Commission. Complying with these reporting and other regulatory requirements will be time-consuming and will result in increased costs to us, either or both of which could have a negative effect on our business, financial condition and results of operations.

As a public company, we will be subject to the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual and current reports with respect to our business and financial performance. The Sarbanes-Oxley Act requires that we maintain disclosure controls and procedures and internal control over financial reporting. To improve the effectiveness of our disclosure controls and procedures and our internal control over financing reporting, we will need to commit significant resources, hire additional staff and provide additional management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns and we will incur significant legal, accounting and other expenses that we did not have as a private company prior to going public, which could have a material adverse effect on our business, financial condition and results of operations.

There could be adverse United States federal income tax consequences to United States investors if we were or were to become a passive foreign investment company (“PFIC”).

While we do not believe we are or will become a passive foreign investment company, or PFIC, there can be no assurance that we were not a PFIC in the past and will not become a PFIC in the future. The determination of whether or not we are a PFIC is made on an annual basis and will depend on the composition of our income and assets from time to time. Specifically, we will be classified as a PFIC for United States federal income tax purposes if either: (1) 75% or more of our gross income in a taxable year is passive income, or (2) the average percentage of our assets by value in a taxable year which produce or are held for the production of passive income (which includes cash) is at least 50%. The calculation of the value of our assets will be based, in part, on the quarterly market value of our ordinary shares, which is subject to change. See “Item 10. Additional Information— E. Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company” of the Annual Report.

Although we do not believe we were or will become a PFIC, it is not entirely clear how the contractual arrangements between us and our variable interest entities will be treated for purposes of the PFIC rules. If it were determined that we do not own the stock of our variable interest entities for United States federal income tax purposes (for instance, because the relevant PRC authorities do not respect these arrangements), we may be treated as a PFIC. See “Item 10. Additional Information— E. Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company” of the Annual Report.

If we were or were to become a PFIC, such characterization could result in adverse United States federal income tax consequences to our shareholders that are United States investors. For example, if we are a PFIC, our United States investors will become subject to increased tax liabilities under United States federal income tax laws and regulations and will become subject to burdensome reporting requirements. We cannot assure you that we were not or will not become a PFIC for any taxable year. Further, if we are a PFIC for any year during which a U.S. investor holds our ordinary shares, we generally will continue to be treated as a PFIC with respect to that investor for all succeeding years during which they are a shareholder. You are urged to consult your own tax advisors concerning United States federal income tax consequence on the application of the PFIC rules. See “Item 10. Additional Information— E. Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company” of the Annual Report.

S-19

In the past, we have received written notifications from The Nasdaq Stock Market LLC informing us that we no longer meet certain continued listing requirements of the Nasdaq Global Market/Nasdaq Capital Market. There is no assurance that an active trading market for our ordinary shares will be sustained.

On January 28, 2020, we received written notification from Nasdaq that it no longer meets Listing Rule 5450(v)(1)(A) which requires it to maintain a minimum $10,000,000 in stockholders’ equity for continued listing. The Company reported in its Form 6-K for the period ended June 30, 2019 that its stockholders’ equity was $9,490,313 and we regained compliance at the time.

On March 12, 2020, we received a letter from the Nasdaq indicating that, the closing bid price of the Company’s ordinary shares for the last 30 consecutive business days did not meet the minimum bid price of $1.00 per share required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until August 31,2020, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). The letter further provided that if, at any time during the 180-day period, the closing bid price of the Company’s ordinary shares is at least $1.00 for a minimum of ten consecutive business days, Nasdaq provided the Company with written confirmation that it achieved compliance with the minimum bid price requirement.

On April 16, 2020 we received a letter from the Nasdaq indicating the Company’s Market Value of Publicly Held Shares (MVPHS) did not meet the minimum value of $5,000,000 for the last 30 consecutive business days in contravention of the Nasdaq’s Listing Rules (“Rules”). However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance. We were informed that if at any time during this compliance period the Company’s MVPHS closes at $5,000,000 or more for a minimum of ten consecutive business days, the Nasdaq would provide the Company written confirmation of compliance and this matter would be closed. In the event the Company does not regain compliance with the Rules prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. Alternatively, the Company may consider applying to transfer the Company’s securities to The Nasdaq Capital Market. In order to transfer, the Company must submit an on-line Transfer Application, pay the $5,000 application fee, and meet the Nasdaq Capital Market’s continued listing requirements.

Although we transitioned to the Nasdaq Capital Market and have regained compliance with the continued listing requirements of the Nasdaq, we received another written notification from the Nasdaq on May 13, 2021 informing us that we no longer meet Nasdaq Listing Rule 5550(b)(1), which requires us to maintain a minimum $2,500,000 in stockholders’ equity for continued listing. We had reported in our annual report on Form 20-F for the period ended December 31, 2020 that our stockholders’ equity was $631,145. Under the Nasdaq Rules, we had 45 calendar days (no later than June 28, 2021) to submit a plan to regain compliance. If our plan were accepted, we should be granted an extension of up to 180 calendar days from the date of written notification letter to evidence compliance. We submitted our plan and the Nasdaq granted us until November 9, 2021 to regain compliance. On September 28, 2021, we announced in a Form 6-K filed with the Commission that we had consummated a sale of an aggregate of 63,000 ordinary shares, par value $0.05 and a pre-funded warrant to purchase 65,000 ordinary shares to ATW Opportunities Master Fund, L.P. for an aggregate purchase price of $270,000 pursuant to a securities purchase agreement dated September 16, 2021 (the “Securities Purchase”). Because of the Securities Purchase, we regained compliance with the stockholders’ equity requirement. The Nasdaq shall continue to monitor our ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report we do not evidence compliance, we may be subject to delisting.

As part of the issuance of shares in the Merger, we announced in a Form 6-K filed with the Commission that we had pro forma projections showing capital for the Company in excess of $5,000,000 following the Merger.

On October 26, 2022, we received a notice from the Nasdaq informing us that our share price had traded below $1 and that we had 180 days to remedy the situation. We effected a 10:1 reverse stock split on March 24, 2023 and were informed on April 11, 2023 that we had regained compliance with Listing Rule 5550(a)(2), and the matter was closed.

On August 21, 2023, we received a notice from the Nasdaq informing us that our share price had traded below $1, and that we had 180 days to remedy the situation. We effected a 10:1 reverse stock split on February 5, 2024 and were informed on February 20, 2024 that we had regained compliance with Listing Rule 5550(a)(2), and the matter was closed.

On May 22, 2024, we received a notice from the Nasdaq informing us that our share price had traded below $1, and that we had 180 days to remedy this deficiency. We will continue to monitor this situation and may effectuate a reverse stock split in the future to regain compliance with Listing Rule 5550(a)(2).

We intend to take all reasonable actions to ensure compliance with the Nasdaq. However, there can be no assurance that we will maintain compliance with the Nasdaq Rules or will otherwise be in compliance with other Nasdaq listing criteria on a go-forward basis. If we are not able to maintain compliance, our ordinary shares might be delisted and you will likely experience a devaluation in the market price of your shares as well as face challenges in trading them forthwith.

S-20

Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq, and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing, or to apply additional and more stringent criteria in the instances, including, but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities, or where Nasdaq was concerned that an offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. For the any aforementioned concerns, we may be subject to the additional and more stringent criteria of Nasdaq for our continued listing.

Material weaknesses in our internal control over financial reporting may cause us to fail to timely and accurately report our financial results or result in a material misstatement of our consolidated financial statements.

We are in the process of implementing and evaluating the effectiveness of additional policies and procedures to address identified control deficiencies in the design and operation of our internal control over financial reporting, as further described in Item 15 of the Annual Report (“Controls and Procedures”). A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. As we have yet to complete this work, management is unable to conclude on the effectiveness or lack of effectiveness of its internal controls as of December 31, 2023. Discovery of a material weakness and its possible effects on our results could have material and adverse effect on our stock price.

Risks Related to this Offering

Future sales or issuances of our ordinary shares may dilute the ownership interest of existing shareholders and depress the trading price of our ordinary shares.

We cannot predict the effect, if any, that future sales of our ordinary shares, including sales pursuant to the at the market offering agreement, or the availability of our ordinary shares for future sale, will have on the market price of shares of our ordinary shares. Future sales or issuances of our ordinary shares may dilute the ownership interests of our existing shareholders, including purchasers of ordinary shares in this offering. In addition, future sales or issuances of substantial amounts of our ordinary shares may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our ordinary shares and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our ordinary shares.

The price of our ordinary shares may fluctuate significantly.

The market price of our ordinary shares may fluctuate significantly in response to many factors, including:

●	actual or anticipated variations in our operating results;
●	changes in our cash flows from operations or earnings;
●	additions or departures of key management personnel;
●	actions by significant shareholders;
●	speculation in the press or investment community;
●	changes in market valuations of similar companies;
●	the passage of legislation or other regulatory developments that adversely affect us or our industry;
●	the impact of the COVID-19 pandemic on us and our suppliers and customers;
●	the realization of any of the other risk factors included in, or incorporated by reference to, this prospectus supplement; and
●	general market and economic conditions.

In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our ordinary shares to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to ensure that the market price of our ordinary shares will not fall in the future.

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Management has broad discretion over the use of the proceeds from this offering. We may use the proceeds of this offering in ways that do not improve our operating results or the market value of our ordinary shares.

We will have broad discretion in determining the specific uses of the net proceeds from the sale of the ordinary shares pursuant to this offering. Our allocations may change in response to a variety of unanticipated events, such as differences between our expected and actual revenues from operations, unexpected expenses or expense overruns or unanticipated opportunities requiring cash expenditures. We will also have significant flexibility as to the timing and use of the net proceeds. As a result, investors will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the net proceeds. You will rely on the judgment of our management with only limited information about their specific intentions regarding the use of proceeds. We may spend most of the net proceeds of this offering in ways which you may not agree with. If we fail to apply these funds effectively, our business, results of operations and financial condition may be materially and adversely affected.

USE OF PROCEEDS

The net proceeds of this offering, if any, after deducting A.G.P.’s commissions and our estimated offering expenses, will be used for working capital and growth opportunity purposes.

We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree.

DIVIDEND POLICY

A description of our dividend policy can be found in Item 8.A “Financial Information – Consolidated Statements and Other Financial Information – Dividend Policy” of the Annual Report, incorporated by reference in this prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the capital stock offered under this prospectus supplement. For the complete terms of our capital stock, please refer to our Amended Memorandum and Articles that are filed as an exhibit to the Annual Report.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of shares divided into (a) an unlimited number of shares divided into an unlimited number of ordinary shares with a par value of US$1.10 each, (b) an unlimited number of series A preferred shares (together, the “Series A Preferred Shares”) designated as follows: (i) a maximum of 25,000 series seed preferred shares with a par value of US$0.0001 each (the “Series Seed Preferred Shares”), (ii) a maximum of 10,000,000 series A1-A preferred shares with a par value of US$0.0001 each (the “Series A1-A Preferred Shares”), (iii) a maximum of 3,000,000 series A2 preferred shares with a par value of US$0.0001 each (the “Series A2 Preferred Shares”); and (iv) an unlimited number of series A4 preferred shares with a par value of US$0.0001 each (the “Series A4 Preferred Shares”), (c) a maximum of 21,000,000 series B preferred shares with a par value of US$0.0001 each (the “Series B Preferred Shares”) and (d) an unlimited number of blank check preferred shares with no par value (the “Blank Check Preferred Shares”). As of the date of this prospectus, 5,145,993 ordinary shares, 5,316 Series Seed Preferred Shares, 1,148,236 series A1-A Preferred Shares, 634,978 Series A2 Preferred Shares, 89,316,927 Series A4 Preferred Shares and 1,262,074 Series B Preferred Shares were issued, fully paid and outstanding. No Blank Check Preferred Shares have been issued. All of our issued and outstanding shares have been validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and are not subject to any preemptive right.

Ordinary Shares

General. The Amended Memorandum and Articles authorize the issuance of an unlimited number of Ordinary shares with a par value of US$1.10 each. Holders of ordinary shares will have the same rights. All of our outstanding ordinary shares are fully paid and non-assessable. To the extent they are issued, certificates representing the ordinary shares are issued in registered form.

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Dividends. Subject to the rights of the Series A Preferred Shares, the holders of our ordinary shares are entitled to dividends out of funds legally available when and as declared by our board of directors subject to the BVI Act. Our Amended Memorandum and Articles provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend.

Voting Rights. In respect of all matters subject to a members’ vote, each ordinary share is entitled to one vote for each ordinary share registered in his or her name on our register of members. Holders of ordinary shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of members is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one member.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be distributed to the holders of Series A4 Preferred Shares, the holders of Series A2 Preferred Shares, the holders of Series A1 Preferred Shares, the holders of the Series Seed Preferred Shares and the holders of ordinary shares, pro rata based on the number of shares held by each shareholder, treating for this purpose all such securities as if they had been converted to ordinary shares pursuant to the terms of the Amended Memorandum and Articles immediately prior to such liquidation, dissolution or winding up of the Company.

Series A Preferred Shares

General. The Amended Memorandum and Articles authorize the issuance of an unlimited number of Series A Preferred Shares designated as follows: (i) a maximum of 25,000 Series Seed Preferred Shares with a par value of US$0.0001 each, (ii) a maximum of 10,000,000 Series A1-A Preferred Shares with a par value of US$0.0001 each, (iii) a maximum of 3,000,000 Series A2 preferred shares with a par value of US$0.0001 each; and (iv) an unlimited number ofSeries A4 preferred shares with a par value of US$0.0001 each. All of our outstanding Series A Preferred Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Series A Preferred Shares are issued in registered form.

Dividends. The holders of our Series A Preferred Shares are entitled to receive, simultaneously with the holders of ordinary shares, a dividend on each outstanding Series A Preferred Share in an amount as calculated in accordance with the Amended Memorandum and Articles.

Voting Rights. The holders of Series A Preferred Shares shall not be entitled to vote on any resolution of shareholders, except in relation to a variation of the rights of the Series A Preferred Shares.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be distributed to the holders of Series A4 Preferred Shares, the holders of Series A2 Preferred Shares, the holders of Series A1 Preferred Shares, the holders of the Series Seed Preferred Shares and the holders of ordinary shares, pro rata based on the number of shares held by each shareholder, treating for this purpose all such securities as if they had been converted to ordinary shares pursuant to the terms of the Amended Memorandum and Articles immediately prior to such liquidation, dissolution or winding up of the Company.

Conversion Rights. The Series A Preferred Shares are convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable ordinary shares at the applicable conversion price as detailed in the Amended Memorandum and Articles and subject to adjustment in the event (i) of a division or combination of shares, (ii) that the Company makes or issues or fixes a record date for the determination of holders of ordinary shares entitled to receive a dividends or other distribution payable on the ordinary shares in additional ordinary shares, (iii) that the Company makes or issues or fixes a record date for the determination of holders of ordinary shares entitled to receive a dividends or other distribution payable in shares of the Company (other than a distribution of ordinary shares in respect of the outstanding ordinary shares), and (iv) of any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the ordinary shares (but not the Series A Preferred Shares) is converted into or exchanged for securities, cash or other property.

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Protective Provisions. At any time when Series A Preferred Shares are outstanding, the Company shall not do any of the following without the written consent or affirmative approval of the holders of at least a majority of the Series A Preferred Shares voting together as a single class, which must include ATW Master Fund II, L.P.: (a) amend, alter or repeal any provision of the Amended Memorandum and Articles in any manner that is adverse to, derogates from, or negatively affects the rights of any class of Series A1-A Preferred Shares or the Series A2 Preferred Shares, (b) create, or the authorise the creation of, or issue or oblige itself to issue shares of, any additional class or series of shares that ranks senior to the Series A1 Preferred Shares or the Series A1-A Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorised number of any such class of Series A Preferred Shares or increase the authorised number of any additional class or series of shares of the Company, (c) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A2 Preferred Shares or the Series A1-A Preferred Shares if such reclassification, alteration or amendment would render such other security senior to any such class of Series A Preferred Shares; (d) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Shares if such reclassification, alteration or amendment would render such other security senior to or pari passu with any such class of Series A Preferred Shares, (e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or distribution on any shares of the Company other than (i) redemptions of or dividends or distributions on the Series A2 Preferred Shares and Series A1-A Preferred Shares as expressly authorised in the Amended Memorandum and Articles, (ii) dividends or other distributions payable on the ordinary shares solely in the form of additional shares of Ordinary shares by way of bonus share issue or otherwise and (iii) any repurchase, redemption, surrender or other acquisition of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, or (f) create, or hold shares or capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or permit any subsidiary to create or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of shares or capital stock, or sell, transfer, or otherwise dispose of any shares or capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

Any rights, powers, preferences and other terms of the Series A Preferred Shares in the Amended Memorandum and Articles, may be waived on behalf of all holders of Series A Preferred Shares by the written consent or affirmative vote of the holders of a majority of the then outstanding Series A Preferred Shares.

Series B Preferred Shares

General. The Amended Memorandum and Articles authorise the issuance of a maximum of 21,000,000 Series B Preferred Shares with a par value of US$0.0001 each. All of our outstanding Series B Preferred Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Series B Preferred Shares are issued in registered form.

Dividends. The holders of Series B Preferred Shares shall be entitled to receive dividends on Series B Preferred Shares equal (on an as-if-converted-to-ordinary shares basis) to and in the same form as dividends actually paid on Ordinary shares when, as and if such dividends are paid on ordinary shares. No other dividends or other distributions shall be paid on Series B Preferred Shares.

Voting Rights. The holders of Series B Preferred Shares shall not be entitled to vote on any resolution of shareholders, except in relation to a variation of the rights of the Series B Preferred Shares.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Shares shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a shareholder of ordinary shares would receive if the Series B Preferred Shares were fully converted (disregarding for such purposes any conversion limitations hereunder) to Ordinary shares which amounts shall be paid pari passu with all shareholders of ordinary shares.

Conversion Rights. The Series B Preferred Shares are convertible, at the option of the holder thereof, at any time and from time to time and after the Series B Original Issue Date, into such number of fully paid and non-assessable Ordinary shares at the applicable Conversion Price as detailed in the Amended Memorandum and Articles and subject to adjustment if the Company (i) pays a share dividend or issues bonus shares or otherwise makes a distribution or distributions payable in ordinary shares on ordinary shares or any other ordinary share Equivalents (which, for avoidance of doubt, shall not include any ordinary shares issued by the Company upon conversion of, or payment of a dividend on, the Series B Preferred Shares), (ii) subdivides outstanding Ordinary shares into a larger number of shares, (iii) combines (including by way of reverse share split or combination) outstanding ordinary shares into a smaller number of shares, or (iv) issues, in the event of a reclassification of the ordinary shares, any shares of the Company.

Protective Provisions. As long as any Series B Preferred Shares are outstanding, the Company shall not do any of the following without the written consent or affirmative approval of the holders of a majority of the then outstanding Series B Preferred Shares: (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend the Amended Memorandum and Articles, in any manner that adversely affects the rights of the holders of the Series B Preferred Shares, (b) increase the number of authorised Series B Preferred Shares; or (c) enter into any agreement with respect to any of the foregoing.

Any rights, powers, preferences and other terms of the Series B Preferred Shares in the Amended Memorandum and Articles, may be waived on behalf of all holders of Series B Preferred Shares by the written consent or affirmative vote of the holders of a majority of the then outstanding Series B Preferred Shares.

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Blank Check Preferred Shares

Our Amended Memorandum and Articles provide that Blank Check Preferred Shares may be issued from time to time in one or more series. Our board of directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors are able to, without shareholder approval, issue Blank Check Preferred Shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue Blank Check Preferred Shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Blank Check Preferred Shares issued and outstanding at the date hereof. Although we do not currently intend to issue any Blank Check Preferred Shares, we cannot assure you that we will not do so in the future. No Blank Check Preferred Shares are being issued or registered in this offering.

General

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Transhare Corporation. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI law, where a shareholder’s shares are registered in the name of a nominee (such as Cede & Co), the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s memorandum and articles of association, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has on any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the memorandum and articles) vote on a transaction in which he has an interest. In accordance with, and subject to, our Amended Memorandum and Articles, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Appointment and Removal of Directors. In accordance with our Amended Memorandum and Articles, any director may be appointed by resolution of shareholders or resolution of directors. A director shall be removed from office (a) with or without cause, by resolution of shareholders passed at a meeting called for the purpose of removing the director or by written resolution passed by at least 75% of the votes of the shares of the company entitled to vote or (b) with cause, by resolution of directors passed at a meeting of directors called for the purpose of removing the director.

Shareholder Meetings. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the ordinary shares that that shareholder holds; (c) a quorum required for a meeting of members consists of not less than 50% of the votes of the Share entitled to vote present in person or by proxy at the meeting or, if a corporation or other non-natural person, by its duly authorized representative; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the ordinary shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

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Disclosure of the Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer of Shares. Under the BVI Act shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s memorandum and articles of association.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon members for any amounts unpaid on their shares in a notice served to such members at least 14 clear days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. Subject to the written consent or affirmative approval of the holders of Series A Preferred Shares where applicable, the BVI Act and our Amended Memorandum and Articles permit us to purchase our own shares with the prior written consent of the relevant members, on such terms and in such manner as may be determined by our board of directors and by a resolution of directors and in accordance with the BVI Act.

Issuance of Additional Shares. Subject to the written consent or affirmative approval of the holders of Series A Preferred Shares, our Amended Memorandum and Articles authorize our board of directors to issue additional shares from time to time as our board of directors shall determine. Our Amended Memorandum and Articles do not provide for pre-emptive rights.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Anti-Takeover Provisions. Some provisions of our Amended Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that members may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our members; and

●	limit the ability of members to requisition and convene general meetings of members.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Summary of Certain Significant Provisions of BVI Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our Amended Memorandum and Articles in accordance with the BVI Act).

Mergers, Consolidations and Similar Arrangements. The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger.

A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

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A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

(a)	the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;

(b)	the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;

(c)	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;

(d)	the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;

(e)	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger; and

1.	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the shareholder, director, officer or agent thereof, as the case may be; or
2.	the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

The BVI Act provides that any shareholder of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the shareholder continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters’ rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of shareholders at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a shareholder to whom the Company did not give notice of the meeting of shareholders or where the proposed merger is authorized by written consent of the shareholders without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each shareholder who gave written objection or from whom written objection was not required, except those shareholders who voted for, or consented in writing to, the proposed merger.

A shareholder to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

(a)	his name and address;
(b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and
(c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which shareholders may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

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If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

(a)	the Company and the dissenter shall each designate an appraiser;

(b)	the two designated appraisers together shall designate an appraiser;

(c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and

(d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our memorandum and articles, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company that wishes to continue as a company incorporated under the laws of a jurisdiction outside the BVI has a charge registered in respect of the property of the company undersection 163 of the BVI Act which has not been released or satisfied, it shall, before continuing and provided that the charge does not contain a covenant prohibiting continuation of the company outside the BVI, provide a written declaration addressed to the Registrar specifying that: (a) a notice of satisfaction or release in respect of the charge has been filed and registered under section 165 of the BVI Act; (b) where paragraph (a) has not been complied with, the chargee to whom the registered charge relates has been notified in writing of the intention to continue the company as a company incorporated under the laws of a jurisdiction outside the BVI and the chargee has given his or her consent or has not objected to the continuation; or (c) where paragraph (a) has not been satisfied and the chargee, after notification under paragraph (b), has not given his or her consent or objected to the continuation, the chargee’s interest secured by the registered charge shall not be diminished or in any way compromised by the continuation and the charge shall operate as a liability of the continued company incorporated under the laws of a jurisdiction outside of the BVI. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

Directors. In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any ordinary shares), (a) the directors are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal: (c) a director may be removed from office (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75% of the shareholders of the Company entitled to vote or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold ordinary shares as a qualification to office.

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In accordance with, and subject to, our memorandum and articles, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is present; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by a majority of directors or by a majority of members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our memorandum and articles require a different majority.

Indemnification of Directors. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our post-offering amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Amended Memorandum and Articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction, and, subject to compliance with the BVI Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit

In accordance with, and subject to, our Amended Memorandum and Articles, (a) a director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

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Shareholders’ Suits. Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.

If the majority shareholders have infringed a minority shareholder’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular shareholder concerned.

The BVI Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Squeeze-out Provisions. Shareholders of a company holding 90% of the votes of the outstanding shares entitled to vote and shareholders of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining shareholders.

Dissent Rights. The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the votes of the outstanding shares of the company pursuant to the terms of Section 176 of the BVI Act; and (e) an arrangement, if permitted by the BVI court.

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Generally, any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the Company. As such, if those who control the Company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;
●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;
●	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or
●	those who control the Company are perpetrating a “fraud on the minority.”

Share Repurchases and Redemptions. As permitted by the BVI Act and subject to our Amended Memorandum and Articles (in particular to the written consent or affirmative approval of the holders of Series A Preferred Shares where applicable), shares may be repurchased, redeemed or otherwise acquired by us by resolution of directors and with the consent of the shareholder whose shares are being purchased. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that, immediately following the redemption or repurchase, we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the BVI Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the or any other stock exchange on which our securities are listed.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect

(a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the post offering amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Where the place at which the original register of members or the original register of directors of the Company is changed, the Company must provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

A company is also required to keep at the office of its registered agent or at such other place or places, within or outside the BVI, as the directors may determine the minutes of meetings and resolutions of shareholders and of classes of shareholders; and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the Company’s registered agent, the Company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept.

Dissolution; Winding Up. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

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Anti-Money Laundering Laws. In order comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (As Revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Exchange Controls. We know of no BVI laws, decrees, regulations or other legislation that limit the import or export of capital or the payment of dividends to shareholders who do no reside in the BVI.

General

All of our issued ordinary shares and preferred shares are fully paid and non-assessable. Each holder of ordinary shares and preferred shares is entitled to a certificate specifying the number of ordinary shares and preferred shares held by him, her or it. Our shareholders may freely hold and vote their ordinary shares.

Transfer Agent

Our transfer agent for our ordinary shares is Transhare Corporation, 17755 US Hwy 19 N, Clearwater, FL 33764.

Listing

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “FRGT.”

TAX CONSIDERATIONS

You should carefully read the discussion of the material British Virgin Islands, Mexican and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our ordinary shares set forth in the section entitled “Taxation” of the Annual Report and incorporated by reference herein and in the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P., pursuant to which we may issue and sell ordinary shares having an aggregate offering price of up to $2,300,000 from time to time solely through or to A.G.P. acting as sales agent or principal. A copy of the Sales Agreement will be filed with the Commission as an exhibit to a Report on Form 6-K, which will be incorporated by reference herein. Our ordinary shares registered under this prospectus supplement are subject to sale under the Sales Agreement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, A.G.P. may sell our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Capital Market, on any other existing trading market for our ordinary shares or to or through a market maker. We or A.G.P. may terminate the Sales Agreement and the offering of our ordinary shares upon notice.

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We will pay A.G.P. in cash, upon each sale of our ordinary shares pursuant to the Sales Agreement, a commission equal to 3.0% of the aggregate gross proceeds from the sale of our ordinary shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse A.G.P. in the amount not to exceed $50,000 for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) incurred in connection with the Sales Agreement, and for the reasonable and documented out-of-pocket expenses related to annual maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and disbursements of its legal counsel) on an annual basis in an amount not to exceed $10,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $173,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common share.

Settlement for sales of ordinary shares will occur on the first Trading Day (as such term is defined in the Sales Agreement) following the date on which any sales are made, or on some other date that is agreed upon by us and A.G.P. in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

A.G.P. will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market. In connection with the sale of the ordinary shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

Indemnification

We have agreed to indemnify A.G.P. against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Sales Agreement. We have also agreed to contribute to payments A.G.P. may be required to make in respect to such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by A.G.P., or by its respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on A.G.P.’s websites and any information contained in any other websites maintained by A.G.P. is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or A.G.P., and should not be relied upon by investors.

Termination

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of the (i) sale of all of our ordinary shares provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving ten days’ prior notice to us.

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EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement (other than commissions and reimbursements payable to A.G.P. under the terms of the Sales Agreement), all of which will be paid by us.

Commission Registration Fees*	$332.10
FINRA Fees	$2,750
Legal Fees and Expenses	$100,000
Accountants’ Fees and Expenses	$70,000
Miscellaneous Costs	$0
Total	$173,082

* The Commission Registration Fee of $332.10, covering some of the securities being offered under the registration statement on Form F-3 (File No. 333-267446) filed with the Commission with an effective date of September 26, 2022, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of this fee on an approximately pro-rata basis with each offering.

LEGAL MATTERS

The validity of the ordinary shares offered hereby and other matters relating to United States law will be passed upon for us by Sichenzia Ross Ference Carmel LLP, 1185 Avenue of the Americas, 31st Floor, New York, New York 10036. Duane Morris LLP, 1540 Broadway, New York, New York 10036, is representing A.G.P. in this offering.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023, 2022, and 2021, incorporated by reference in this Prospectus by reference to the Annual Report, have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of UHY LLP are located at 201 Old Country Road, Suite 202, Melville, NY 11747.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports within the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Our filings are also available on our website at http:// www.fr8technologies.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement. Further, other than as described below, the information contained in or accessible from the Commission’s website is not part of this prospectus supplement.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

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This prospectus supplement incorporates by reference the following documents:

●	Our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the Commission on May 9, 2024, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

●	Our Current Reports on Form 6-K filed with the Commission on April 22, 2024, March 11, 2024, January 29, 2024, January 19, 2024, December 26, 2023, December 22, 2023, December 19, 2023, December 15, 2023, December 5, 2023, November 29, 2023, October 18, 2023, October 12, 2023, July 6, 2023, April 24, 2023, March 23, 2023, March 6, 2023, January 5, 2023, December 16, 2022, December 2, 2022, November 14, 2022, November 7, 2022, and October 27, 2022.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain current reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into the registration statement of which this prospectus supplement is a part) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and A.G.P. has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and A.G.P. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference in this prospectus supplement and the accompanying prospectus by writing to or telephoning us at the following address:

Freight Technologies, Inc.

2001 Timberloch Place, Suite 500

The Woodlands, TX 77380

(773) 905-5076 (telephone number)

These reports may also be obtained on our website at www.fr8technologies.com. None of the information on our website is a part of this prospectus supplement or the accompanying prospectus.

Information Provided by the Company

We will furnish holders of our ordinary shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm, and intend to furnish quarterly reports containing selected unaudited financial data for each quarter of each fiscal year. The audited financial statements will be prepared in accordance with accounting principles generally accepted in the United States and those reports will include a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section for the relevant periods. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the Nasdaq Capital Market, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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FREIGHT TECHNOLOGIES, INC.

$15,000,000

Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $15,000,000. We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities covered by this prospectus may be offered through one or more underwriters, dealers and agents or directly to purchasers. The names of any underwriters, dealers or agents, if any, will be included in a supplement to this prospectus. For general information about the distribution of securities offered, please see “Plan of Distribution”.

Our ordinary shares issued pursuant to a registration statement on Form F-1 (No. 333-217326) are traded on the Nasdaq Capital Market under the symbol “FRGT”. On September 14, 2022, the closing price of our ordinary shares as reported by the Nasdaq Capital Market was $1.00 per ordinary share. As of September 14, 2022, the aggregate market value of our outstanding ordinary shares held by non-affiliates using the closing price on the Nasdaq Capital Market of $1.00 was approximately $7,987,553 based on 9,357,919 outstanding ordinary shares, of which approximately 7,987,553 ordinary shares were held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

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On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our previous auditor, Centurion ZD CPA & Co., the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Centurion ZD CPA & Co.’s compliance with applicable professional standards. Centurion ZD CPA & Co. is headquartered in Hong Kong with no branches or offices in the United States. As such, Centurion ZD CPA & Co., was identified as a firm subject to the PCAOB’s determinations.

On June 13, 2022, we dismissed Centurion ZD CPA & Co. and appointed UHY LLP as our new independent public accounting firm. UHY LLP, which is headquartered in Michigan, has been inspected by the PCAOB on a regular basis, with the last inspection completed in 2019, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

See “Risk Factors — Risks Related to our Ordinary Shares - Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. If the bill passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, this would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable from three years to two. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our securities. Such risks include but not limited to that trading in our securities may be prohibited under the HFCA Act and as a result an exchange may determine to delist our securities.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

See “Risk Factors — NASDAQ may apply additional and more stringent criteria for our continued listing.”

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the British Virgin Islands.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus and in the applicable prospectus supplement before you make your investment decision.

Neither the Securities and Exchange Commission, the Government of the British Virgin Islands (and any of its regulatory authorities), nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 26, 2022

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended Memorandum and Articles” refers to the amended and restated memorandum and articles of association in force on the date of this Registration Statement.

●	“BVI Act” refers to the BVI Business Companies Act (As Revised).

●	“we,” “us,” “our Company,” “our,” or “FRGT” refers to Freight Technologies, Inc., (formerly known as Hudson Capital, Inc. or “FRGT”), its subsidiaries, and, in the context of describing our operations and consolidated financial information, our consolidated affiliated entities in China, including but not limited to, prior to the Merger, Hongkong Internet Financial Services Limited, Hongkong Shengqi Technology Limited, Beijing Yingxin Yijia Network Technology Co., Ltd, Sheng Ying Xin (Beijing) Management Consulting Co., Ltd, Kashgar Sheng Yingxin Enterprise Consulting Co., Ltd., Fu Hui (Shenzhen) Commercial Factoring Co., Ltd., Ltd., CIFS (Xiamen) Financial Leasing Co., Ltd., Fuhui (Xiamen) Commercial Factoring Co., Ltd., Zhizhen Investment & Research (Beijing) Information Consulting Co., Ltd., Hangzhou Yuchuang Investment Partnership and our U.S. subsidiaries, Hudson Capital USA Inc., Hudson Capital Merger Sub I Inc. and Hudson Capital Merger Sub II Inc and after the Merger, Freight App, Inc. and Freight App de México S.A De C.V.

●	“China” or “PRC” refers to the People’s Republic of China, and solely for the purpose of this annual report, excluding Taiwan, Hong Kong and Macau;

●	“Fr8App” refers to Freight App, Inc., our primary operating subsidiary.

●	“Merger” refers to the consummation of that certain merger agreement, dated December 13, 2021, and as amended on December 29, 2021 (the “Merger Agreement”) by and among Hudson Capital, Inc,. Hudson Capital Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of Hudson Capital (“Merger Sub”), Freight App, Inc., a Delaware corporation (“Fr8App”) and ATW Master Fund II, L.P., as the representative of the stockholders of Fr8App (the “Stockholders’ Representative”) whereby Merger Sub I merged with and into Fr8App, with Fr8App surviving the Merger and continuing as a direct wholly-owned subsidiary of the Company. The Merger closed on February 14, 2022 and the separate corporate existence of Merger Sub I and its Certificate of Incorporation and by-laws then in effect ceased, and the organizational documents of Fr8App after the Merger is in the form as agreed by the Company and Fr8App.

●	“shares” or “Ordinary Shares” refers to our ordinary shares, par value $0.011 per share and prior to the reverse split, par value $0.005.

●	“U.S.” means the United States of America;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	“RMB” or “Renminbi” refers to the legal currency of China;

●	“$,” “dollars,” “US$” or “U.S. dollars” refers to the legal currency of the United States; and

●	all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

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MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry, our market share and the markets that we serve is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts) and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets that we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any such information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third-parties and by us.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, such as statements related to future events, business strategy, future performance, future operations, backlog, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as “seek,” “anticipate,” “plan,” “continue,” “estimate,” “expect,” “may,” “will,” “project,” “predict,” “potential,” “targeting,” “intend,” “could,” “might,” “should,” “believe” and similar expressions or their negative. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on management’s belief, based on currently available information, as to the outcome and timing of future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those expressed in such forward-looking statements. When evaluating forward-looking statements, you should consider the risk factors and other cautionary statements described in “Risk Factors.” We believe the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, but no assurance can be given that these expectations will prove to be correct. Forward-looking statements should not be unduly relied upon.

Important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements include, but are not limited to:

●	the effect of economic and political conditions in the industries and markets in which our businesses operate in the United States, Mexico and Canada and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, inflation, levels of end market demand in construction, the impact of weather conditions, concerns over border issues, pandemic health issues (including the coronavirus disease (“COVID-19”) and its effects, among other things, on production and on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of our customers and suppliers;
●	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services, the ongoing availability and dependability of cloud-based systems;
●	rates of adoption of new technology, from products that could be potential competitors to Our products to those that might affect the primary target market of carriers and commercial truck freight in general;
●	rates of adoption of self-driving units commercial trucks or other transportation methods that are competitive with trucking and truck freight;
●	future levels of indebtedness, capital spending and research and development spending;
●	future availability of capital and credit and factors that may affect such availability, including credit market conditions and our capital structure and credit ratings;
●	delays and disruption in the delivery of materials and services from suppliers; continuity and/or development of new inventory, merchandising and distribution strategies;
●	cost reduction efforts and restructuring costs and savings and other consequences thereof;
●	new business and investment opportunities;

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●	risks resulting from a less diversified business model and balance of operations across product lines, regions and industries due to the separation;
●	the outcome of legal proceedings, investigations and other contingencies;
●	the effect of changes in political conditions in the U.S. and other countries, in which our businesses operate, including the effect of changes in U.S. trade policies, on general market conditions, global trade policies and currency exchange rates in the near term and beyond;
●	the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in Mexico, U.S. and Canada and any other countries in which our businesses may operate;
●	our ability to retain and hire key personnel;
●	the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs.

These factors are not necessarily all of the important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements. Other unknown or unpredictable factors could also cause actual results or events to differ materially from those expressed in the forward-looking statements. Our future results will depend upon various other risks and uncertainties, including those described in “Risk Factors.” All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement. Forward-looking statements speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date on which any such statement is made, whether as a result of new information, future events or otherwise.

Cautionary Statement Regarding Holding Foreign Companies Accountable Act

Holding Foreign Companies Accountable Act (the “HFCA Act”)

The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB HFCA Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our previous auditor, Centurion ZD CPA & Co., the independent registered public accounting firm that issued the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Centurion ZD CPA & Co.’s compliance with applicable professional standards. Centurion ZD CPA & Co. is headquartered in Hong Kong with no branches or offices in the United States. As such, Centurion ZD CPA & Co., was identified as a firm subject to the PCAOB’s determinations.

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On June 13, 2022, we dismissed Centurion ZD CPA & Co. and appointed UHY LLP as our new independent public accounting firm. UHY LLP, which is headquartered in Michigan, has been inspected by the PCAOB on a regular basis, with the last inspection completed in 2019, and it is not subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Ordinary Shares. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares.

See “Risk Factors — Risks Related to our Ordinary Shares - Our shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors for three consecutive years beginning in 2021. If the bill passed by the U.S. Senate on June 22, 2021 is passed by the U.S. House of Representatives and signed into law, this would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the Holding Foreign Companies Accountable from three years to two. The delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.”

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our securities. Such risks include but not limited to that trading in our securities may be prohibited under the HFCA Act and as a result an exchange may determine to delist our securities.

We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what the SEC’s implementation process related to the March 2021 interim final amendments will entail or what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national securities exchange or over-the-counter stock market). In addition, the March 2021 interim final amendments and any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our Ordinary Shares could be adversely affected, trading in our securities may be prohibited and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

See “Risk Factors — NASDAQ may apply additional and more stringent criteria for our continued listing.”

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Cautionary Statement About Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and
●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We are a British Virgin Islands company and substantially all of our assets are located outside of the U.S. A substantial majority of our current operations are conducted in Mexico. In addition, some of our directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in Mexico or British Virgin Islands courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, some of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against us in the British Virgin Islands if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or Mexico would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such British Virgin Islands or Mexico courts would hear original actions brought in the British Virgin Islands or Mexico against us or such persons predicated upon the securities laws of the U.S. or any state.

Our corporate affairs will be governed by our Amended Memorandum and Articles, the BVI Act and the common law of the British Virgin Islands. The rights of shareholders to take legal action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as that from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under British Virgin Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the British Virgin Islands have a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law. There is no statutory recognition in the BVI of judgments obtained in the U.S., although the courts of the BVI will in certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. As a result of all of the above, public members may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling members than they would as members of a U.S. public company.

Certain corporate governance practices in the British Virgin Islands, which is our home country, differ significantly from the NASDAQ Capital Market corporate governance listing standards. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under NASDAQ Capital Market corporate governance listing standards applicable to U.S. domestic issuers. For a discussion of significant differences between the provisions the BVI Act and the laws applicable to companies incorporated in the United States and their shareholders, see “DESCRIPTION OF ORDINARY SHARES - Material Differences in British Virgin Islands Law and our Memorandum and Articles of Association and Delaware Law”.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $15,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

We have relied on statistics provided by a variety of publicly-available sources. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

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ABOUT THE COMPANY

Overview

We were originally established as “China Internet Nationwide Financial Services Inc.”, a holding company incorporated under the laws of British Virgin Islands on September 28, 2015. Our corporate name was changed to “Hudson Capital Inc.” on April 23, 2020 and we began to trade under our new symbol, “HUSN” on May 8, 2020. Our securities were also transferred to the Nasdaq Capital Market at the opening of business on July 16, 2020.

We were previously involved in providing financial advisory services in the People’s Republic of China. Since February 14, 2022, when we consummated the Merger and March 30, 2022, when we sold our wholly-owned Hong Kong subsidiary, Hongkong Internet Financial Services Limited (“HKIFS”), which held and operated our financial advisory business, in its entirety to a private investor, we are no longer in the financial advisory business and no longer have any presence or holdings outside of North America.

Instead, we are now, through our wholly-owned subsidiary, Freight App, Inc. (formerly known as “Freight Hub, Inc.” and hereinafter referred to as “Fr8App”) and Fr8App’s wholly-owned Mexico subsidiary, Freight App de México, S.A De C.V. (“Freight App Mexico”) involved in the freight management business. On May 26, 2022, we changed our name and ticker symbol from Hudson Capital, Inc. and HUSN, respectively, to Freight Technologies, Inc., and FRGT, respectively.

Our Products

Fr8App’s technology product offerings includes (i) a computerized platform (the “Platform”) that holds an online portal (the “Portal”) and a mobile App solution (the “App”) to provide third-party logistics (“3PL”) services to companies actively involved in the freight transportation market, (ii) a Transport Management Solution (“TMS “) for customers to manage their own fleet, and (iii) freight brokerage support and customer service based on the Platform.

The freight transportation supply chain begins with parties having transportation needs (“Shippers”) and addressed by those offering freight transportation services (“Carriers”). Shippers seeking suitable means of transportation for their supplies represent demand and Carriers with freight transportation capability represent supply. The digital freight matching technology on Fr8App’s Platform streamlines and simplifies cross-border shipping logistics by facilitating the matching of demand with supply. Shippers that use Fr8App’s Platform can connect with a wide network of reliable Carriers who can fulfill their logistics needs across North America. Use of Fr8App’s Platform brings the additional benefit of providing transparency on all shipment characteristics to allow for the identification of available and qualified freight capacity.

Fr8App believes it is the first digital commercial freight-matching broker to offer 3PL while targeting the domestic Mexican and the cross-border Mexico-U.S.-Canada markets (“Target Markets”). Fr8App serves cross-border traffic across the Mexico-U.S. border, the U.S.-Canada border, and domestic shipments within each of these three countries, with a primary focus on full truck-load freight. Its cutting-edge cloud-based Platform was designed to connect in real-time parties with commercial transportation needs.

Our principal executive office is located at 2001 Timberloch Place, Suite 500 The Woodlands, TX 77380 and our phone number is (773) 905-5076. We maintain a corporate website at https://www.fr8.app/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

Our Corporate Structure

We are a British Virgin Islands business company that wholly owns our Delaware subsidiary, our wholly-owned subsidiary, Freight App, Inc. (formerly known as “Freight Hub, Inc.” and hereinafter referred to as “Fr8App”) and Fr8App’s wholly-owned Mexico subsidiary, Freight App de México, S.A De C.V. (“Freight App Mexico”).

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The following diagram illustrates our corporate structure as of the date of this prospectus. For more detail on our corporate history please refer to “Our Corporate History and Structure” appearing on page 11 of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before investing in any securities offered pursuant to this prospectus, you should carefully consider the risk factors and uncertainties set forth under the heading “Item 3.D. Risk Factors” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement subsequently filed relating to a specific offering or sale.

CAPITALIZATION AND INDEBTNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement, we currently intend to use the net proceeds from the sale of our securities for general working capital.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in any applicable prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus.

DIVIDEND POLICY

Our dividend policy is set forth under the heading “Item 8.A. Consolidated Statements and Other Financial Information” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

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OFFER AND LISTING DETAILS

We may offer and issue from time to time ordinary shares, share purchase contracts, share purchase units, warrants, debt securities, rights or units, or any combination thereof, up to an aggregate initial offering price of up to $15,000,000 in one or more transactions under this shelf prospectus. The price of securities offered will depend on a number of factors that may be relevant at the time of offer. See “Plan of Distribution.”

The ordinary shares were first listed on the Nasdaq Global Market under the symbol “CIFS” on August 8, 2017. Our corporate name was changed to “Hudson Capital Inc.” on April 23, 2020 and we began to trade under our new symbol, “FRGT” on May 8, 2020. Our ordinary shares were transferred to the Nasdaq Capital Market at the opening of business on July 16, 2020. On May 26, 2022, we changed our name from Hudson Capital, Inc. to Freight Technologies, Inc. and began trading under our new stock symbol, “FRGT”, on May 27, 2022.

The following tables sets forth, for the periods indicated, the high and low trading prices of the ordinary shares as reported on the Nasdaq Capital Market prior to the filing of this prospectus.

The following table sets forth the annual high and low last trade prices of our ordinary shares as reported by The NASDAQ Stock Market during the fiscal years 2021, 2020 and 2019 . The prices are inter-dealer prices, without retail markup, markdown or commission.

Period	High	Low

Fiscal Year ended December 31, 2019	$4.96	$0.81
Fiscal Year ended December 31, 2020	$3.72	$0.352
Fiscal Year ended December 31, 2021	$10.6608	$4.9119

The following table sets forth the high and low last trade prices of our ordinary shares as reported by The NASDAQ Stock Market for each fiscal quarter of 2019, 2020 and 2021 . The prices are inter-dealer prices, without retail markup, markdown or commission.

Period	High	Low

Fiscal Year 2019, quarter ended
March 31, 2019	$4.96	$0.853
June 30, 2019	$3.87	$1.28
September 30, 2019	$2.20	$1.44
December 31, 2019	$1.60	$0.81

Fiscal Year 2020, quarter ended
March 31, 2020	$1.20	$0.384
June 30, 2020	$1.18	$0.39
September 30, 2020	$0.839	$0.352
December 31, 2020	$3.72	$0.415

Fiscal Year 2021, quarter ended
March 31, 2021	$10.6608	$6.4317
June 30, 2021	$8.5683	$4.9119
September 30, 2021	$8.4581	$5.1322
December 31, 2021	$7.3789	$5.3084

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The following table sets forth the monthly high and low last trade prices of our ordinary shares as reported by The NASDAQ Stock Market for each month in 2022 preceding this date of prospectus. The prices are inter-dealer prices, without retail markup, markdown or commission, and do not necessarily reflect actual transactions.

Period	High		Low
Month Ended:
August 31, 2022	$2.1700		$1.5400
July 31, 2022	$2.4800		$1.3600
June 30, 2022	$1.6800		$1.3300
May 31, 2022	$2.0800		$1.5200
April 30, 2022	$2.6300		$1.9300
March 31, 2022	$2.6700		$1.7000
February 28, 2022*	$6.5529	*	$2.2050	*
January 31, 2022	$5.9692		$4.1850

*The Company effected a 2.2:1 reverse split of its ordinary shares on February 14, 2022.

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

Freight Technologies, Inc. is a BVI business company incorporated on September 28, 2015 and our affairs are governed by the provisions of our memorandum and articles of association, as amended and restated from time to time, the BVI Act, and the applicable laws of the British Virgin Islands, or the BVI (including applicable common law).

As provided in our Amended Memorandum and Articles, subject to the BVI Act, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, P.O. Box 173, Road Town, Tortola, British Virgin Islands.

As of the date of this prospectus, the Company is authorized to issue an unlimited number of shares divided into (a) an unlimited number of shares divided into an unlimited number of ordinary shares with a par value of US$0.011 each, (b) a maximum of 30,525,000 series A preferred shares (together, the “Series A Preferred Shares”) designated as follows: (i) a maximum of 25,000 series seed preferred shares with a par value of US$0.0001 each (the “Series Seed Preferred Shares”), (ii) a maximum of 10,000,000 series A1-A preferred shares with a par value of US$0.0001 each (the “Series A1-A Preferred Shares”), (iii) a maximum of 3,000,000 series A2 preferred shares with a par value of US$0.0001 each (the “Series A2 Preferred Shares”); and (iv) a maximum of 17,500,000 series A4 preferred shares with a par value of US$0.0001 each (the “Series A4 Preferred Shares”), (c) a maximum of 21,000,000 series B preferred shares with a par value of US$0.0001 each (the “Series B Preferred Shares”) and (d) an unlimited number of blank check preferred shares with no par value (the “Blank Check Preferred Shares”). As of the date of this prospectus, 7,689,462 Ordinary Shares, 5,316 Series Seed Preferred Shares, 4,451,929 series A1-A Preferred Shares, 1,264,366 Series A2 Preferred Shares, 1,378,456 .81 Series A4 Preferred Shares and 17,318,280 Series By Preferred Shares were issued, fully paid and outstanding. No Blank Check Preferred Shares have been issued. All of our issued and outstanding shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Ordinary Shares

In the last three years, we have issued an aggregate of 3,113,060 Ordinary Shares in several private placements and public offerings for aggregate net proceeds of approximately $6,779,190, which amount includes the issuance of Ordinary Shares upon the conversion of options, warrants and performance rights.

Pre-Funded Warrants and Options

In addition to Ordinary Shares, in the last three years, we have issued pre-funded warrants to purchase an aggregate of 650,000 Ordinary Shares to advisors, consultants and investors, with exercise prices ranging from $0.001 per share, of which 1,600,000 warrants have been exercised, and no options have been granted.

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Preferred Shares

In the three years prior to December 31, 2021, we issued an aggregate of zero Preferred Shares. At the closing of the Merger on February 14, 2022, we issued $3.5 million, in Preferred Series B Shares which are convertible into 1,060,606 Ordinary Shares in addition to 1,939,394 in Series A Warrants with an exercise price of $3.300, 395,652 in Series B Warrants with an exercise price of $2.640, 2,573,470 in Series C Warrants with an exercise price of $1.650, and 3,541,941 in Series D Warrants with an exercise price of $2.475. Series A, B, C and D warrants all had termination dates of February 14, 2029. On February 14, 2022, we also issued Series Seed Preferred Shares, Series A1-A Preferred Shares, Series A2 Preferred Shares, Series A4 Preferred Shares and Series B Preferred Shares, which were convertible into 7,020 Ordinary Shares, 4,473,547 Ordinary Shares, 1,264,360 Ordinary Shares, 2,195,930 Ordinary Shares, and 8,450,457 Ordinary Shares, respectively. On July 11, 2022, the Company amended all Series A, B, C and D Warrants to permit a cashless exercise at fixed exchange ratios into Ordinary Shares of 0.779, 0.816, 0.888 and 0.826, respectively, for an aggregate amount upon exchange of all Warrants of 7,044,524 Ordinary Shares. On July 11, 2022, we agreed to issue 1,928,571 Series A4 Preferred Shares for an aggregate amount of $2.7 million. On July 11, 2022, we also adjusted the conversion prices all Series A Preferred Shares and Series B Preferred Shares that contain features requiring adjustment of conversion prices in cases where offerings for equity are made at a lower price that that particular share’s conversion price. The additional Ordinary shares to be registered arising from the adjustment of conversion prices as a result of the July 11, 2022 financing was 37,347,648 shares.

The following are summaries of material provisions of our Amended Memorandum and Articles and the BVI Act insofar as they relate to the material terms of our Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares.

Ordinary Shares

General. The Amended Memorandum and Articles authorize the issuance of an unlimited number of Ordinary Shares with a par value of US$0.11 each. Holders of Ordinary Shares will have the same rights. All of our outstanding Ordinary Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Ordinary Shares are issued in registered form.

Dividends. Subject to the rights of the Series A Preferred Shares, the holders of our Ordinary Shares are entitled to dividends out of funds legally available when and as declared by our board of directors subject to the BVI Act. Our Amended Memorandum and Articles provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company will meet the statutory solvency test immediately after the dividend.

Voting Rights. In respect of all matters subject to a members’ vote, each Ordinary Share is entitled to one vote for each Ordinary Share registered in his or her name on our register of members. Holders of Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members. Voting at any meeting of members is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one member.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be distributed to the holders of Series A4 Preferred Shares, the holders of Series A2 Preferred Shares, the holders of Series A1 Preferred Shares, the holders of the Series Seed Preferred Shares and the holders of Ordinary Shares, pro rata based on the number of shares held by each shareholder, treating for this purpose all such securities as if they had been converted to Ordinary Shares pursuant to the terms of the Amended Memorandum and Articles immediately prior to such liquidation, dissolution or winding up of the Company.

Series A Preferred Shares

General. The Amended Memorandum and Articles authorise the issuance of a maximum of 30,525,000 Series A Preferred Shares designated as follows: (i) a maximum of 25,000 Series Seed Preferred Shares with a par value of US$0.0001 each, (ii) a maximum of 10,000,000 Series A1-A Preferred Shares with a par value of US$0.0001 each, (iii) a maximum of 3,000,000 Series A2 preferred shares with a par value of US$0.0001 each; and (iv) a maximum of 17,500,000 Series A4 preferred shares with a par value of US$0.0001 each. All of our outstanding Series A Preferred Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Series A Preferred Shares are issued in registered form.

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Dividends. The holders of our Series A Preferred Shares are entitled to receive, simultaneously with the holders of Ordinary Shares, a dividend on each outstanding Series A Preferred Share in an amount as calculated in accordance with the Amended Memorandum and Articles.

Voting Rights. The holders of Series A Preferred Shares shall not be entitled to vote on any resolution of shareholders, except in relation to a variation of the rights of the Series A Preferred Shares.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its shareholders shall be distributed to the holders of Series A4 Preferred Shares, the holders of Series A2 Preferred Shares, the holders of Series A1 Preferred Shares, the holders of the Series Seed Preferred Shares and the holders of Ordinary Shares, pro rata based on the number of shares held by each shareholder, treating for this purpose all such securities as if they had been converted to Ordinary Shares pursuant to the terms of the Amended Memorandum and Articles immediately prior to such liquidation, dissolution or winding up of the Company.

Conversion Rights. The Series A Preferred Shares are convertible, at the option of the holder thereof, at any time and from time to time, into such number of fully paid and non-assessable Ordinary Shares at the applicable Conversion Price as detailed in the Amended Memorandum and Articles and subject to adjustment in the event (i) of a division or combination of shares, (ii) that the Company makes or issues or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividends or other distribution payable on the Ordinary Shares in additional Ordinary Shares, (iii) that the Company makes or issues or fixes a record date for the determination of holders of Ordinary Shares entitled to receive a dividends or other distribution payable in shares of the Company (other than a distribution of Ordinary Shares in respect of the outstanding Ordinary Shares), and (iv) of any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Ordinary Shares (but not the Series A Preferred Shares) is converted into or exchanged for securities, cash or other property.

Protective Provisions. At any time when Series A Preferred Shares are outstanding, the Company shall not do any of the following without the written consent or affirmative approval of the holders of at least a majority of the Series A Preferred Shares voting together as a single class, which must include ATW Master Fund II, L.P.: (a) amend, alter or repeal any provision of the Amended Memorandum and Articles in any manner that is adverse to, derogates from, or negatively affects the rights of any class of Series A1-A Preferred Shares or the Series A2 Preferred Shares, (b) create, or the authorise the creation of, or issue or oblige itself to issue shares of, any additional class or series of shares that ranks senior to the Series A1 Preferred Shares or the Series A1-A Preferred Shares with respect to the distribution of assets on the liquidation, dissolution or winding up of the Company, the payment of dividends and rights of redemption, or increase the authorised number of any such class of Series A Preferred Shares or increase the authorised number of any additional class or series of shares of the Company, (c) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A2 Preferred Shares or the Series A1-A Preferred Shares if such reclassification, alteration or amendment would render such other security senior to any such class of Series A Preferred Shares; (d) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Shares if such reclassification, alteration or amendment would render such other security senior to or pari passu with any such class of Series A Preferred Shares, (e) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or distribution on any shares of the Company other than (i) redemptions of or dividends or distributions on the Series A2 Preferred Shares and Series A1-A Preferred Shares as expressly authorised in the Amended Memorandum and Articles, (ii) dividends or other distributions payable on the Ordinary Shares solely in the form of additional shares of Ordinary Shares by way of bonus share issue or otherwise and (iii) any repurchase, redemption, surrender or other acquisition of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof, or (f) create, or hold shares or capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or permit any subsidiary to create or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of shares or capital stock, or sell, transfer, or otherwise dispose of any shares or capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

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Any rights, powers, preferences and other terms of the Series A Preferred Shares in the Amended Memorandum and Articles, may be waived on behalf of all holders of Series A Preferred Shares by the written consent or affirmative vote of the holders of a majority of the then outstanding Series A Preferred Shares.

Series B Preferred Shares

General. The Amended Memorandum and Articles authorise the issuance of a maximum of 21,000,000 Series B Preferred Shares with a par value of US$0.0001 each. All of our outstanding Series B Preferred Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Series B Preferred Shares are issued in registered form.

Dividends. The holders of Series B Preferred Shares shall be entitled to receive dividends on Series B Preferred Shares equal (on an as-if-converted-to-Ordinary Shares basis) to and in the same form as dividends actually paid on Ordinary Shares when, as and if such dividends are paid on Ordinary Shares. No other dividends or other distributions shall be paid on Series B Preferred Shares.

Voting Rights. The holders of Series B Preferred Shares shall not be entitled to vote on any resolution of shareholders, except in relation to a variation of the rights of the Series B Preferred Shares.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Shares shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a shareholder of Ordinary Shares would receive if the Series B Preferred Shares were fully converted (disregarding for such purposes any conversion limitations hereunder) to Ordinary Shares which amounts shall be paid pari passu with all shareholders of Ordinary Shares.

Conversion Rights. The Series B Preferred Shares are convertible, at the option of the holder thereof, at any time and from time to time and after the Series B Original Issue Date, into such number of fully paid and non-assessable Ordinary Shares at the applicable Conversion Price as detailed in the Amended Memorandum and Articles and subject to adjustment if the Company (i) pays a share dividend or issues bonus shares or otherwise makes a distribution or distributions payable in Ordinary Shares on Ordinary Shares or any other Ordinary Share Equivalents (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon conversion of, or payment of a dividend on, the Series B Preferred Shares), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse share split or combination) outstanding Ordinary Shares into a smaller number of shares, or (iv) issues, in the event of a reclassification of the Ordinary Shares, any shares of the Company.

Protective Provisions. As long as any Series B Preferred Shares are outstanding, the Company shall not do any of the following without the written consent or affirmative approval of the holders of a majority of the then outstanding Series B Preferred Shares: (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Shares or alter or amend the Amended Memorandum and Articles, in any manner that adversely affects the rights of the holders of the Series B Preferred Shares, (b) increase the number of authorised Series B Preferred Shares; or (c) enter into any agreement with respect to any of the foregoing.

Any rights, powers, preferences and other terms of the Series B Preferred Shares in the Amended Memorandum and Articles, may be waived on behalf of all holders of Series B Preferred Shares by the written consent or affirmative vote of the holders of a majority of the then outstanding Series B Preferred Shares.

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Blank Check Preferred Shares

Our Amended Memorandum and Articles provide that Blank Check Preferred Shares may be issued from time to time in one or more series. Our board of directors are authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors are able to, without shareholder approval, issue Blank Check Preferred Shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue Blank Check Preferred Shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no Blank Check Preferred Shares issued and outstanding at the date hereof. Although we do not currently intend to issue any Blank Check Preferred Shares, we cannot assure you that we will not do so in the future. No Blank Check Preferred Shares are being issued or registered in this offering.

General

Objects and Purposes, Register, and Shareholders. Subject to the BVI Act and BVI law, our objects and purposes are unlimited. Our register of members will be maintained by our transfer agent, Transhare Corporation. Under the BVI Act, a BVI company may treat the registered holder of a share as the only person entitled to (a) exercise any voting rights attaching to the share, (b) receive notices, (c) receive a distribution in respect of the share and (d) exercise other rights and powers attaching to the share. Consequently, as a matter of BVI law, where a shareholder’s shares are registered in the name of a nominee (such as Cede & Co), the nominee is entitled to receive notices, receive distributions and exercise rights in respect of any such shares registered in its name. The beneficial owners of the shares registered in a nominee’s name will therefore be reliant on their contractual arrangements with the nominee in order to receive notices and dividends and ensure the nominee exercises voting and other rights in respect of the shares in accordance with their directions.

Directors’ Powers. Under the BVI Act, subject to any modifications or limitations in a company’s memorandum and articles of association, a company’s business and affairs are managed by, or under the direction or supervision of, its directors; and directors generally have all powers necessary to manage a company. A director must disclose any interest he has on any proposal, arrangement or contract not entered into in the ordinary course of business and on usual terms and conditions. An interested director may (subject to the memorandum and articles) vote on a transaction in which he has an interest. In accordance with, and subject to, our Amended Memorandum and Articles, the directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

Appointment and Removal of Directors. In accordance with our Amended Memorandum and Articles, any director may be appointed by resolution of shareholders or resolution of directors. A director shall be removed from office (a) with or without cause, by resolution of shareholders passed at a meeting called for the purpose of removing the director or by written resolution passed by at least 75% of the votes of the shares of the company entitled to vote or (b) with cause, by resolution of directors passed at a meeting of directors called for the purpose of removing the director.

Shareholder Meetings. In accordance with, and subject to, our Amended Memorandum and Articles, (a) any director of the Company may convene meetings of the shareholders at such times as the director considers necessary or desirable (and the director convening a meeting of shareholders may fix as the record date for determining those shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice); and (b) upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders. Under BVI law, the memorandum and articles of association may be amended to decrease but not increase the required percentage to call a meeting above 30%. In accordance with, and subject to, our Amended Memorandum and Articles, (a) the director convening a meeting shall give not less than 7 days’ notice of a meeting of shareholders to those shareholders whose names on the date the notice is given appear as shareholders in the register of members of the Company and are entitled to vote at the meeting; and the other directors; (b) a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all of the ordinary shares that that shareholder holds; (c) a quorum required for a meeting of members consists of not less than 50% of the votes of the Share entitled to vote present in person or by proxy at the meeting or, if a corporation or other non-natural person, by its duly authorized representative; and (d) if within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of the shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the ordinary shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

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Disclosure of the Securities and Exchange Commission’s Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer of Shares. Under the BVI Act shares that are listed on a recognized exchange may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s memorandum and articles of association.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon members for any amounts unpaid on their shares in a notice served to such members at least 14 clear days prior to the specified time of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Shares. Subject to the written consent or affirmative approval of the holders of Series A Preferred Shares where applicable, the BVI Act and our Amended Memorandum and Articles permit us to purchase our own shares with the prior written consent of the relevant members, on such terms and in such manner as may be determined by our board of directors and by a resolution of directors and in accordance with the BVI Act.

Issuance of Additional Shares. Subject to the written consent or affirmative approval of the holders of Series A Preferred Shares, our Amended Memorandum and Articles authorize our board of directors to issue additional shares from time to time as our board of directors shall determine. Our Amended Memorandum and Articles do not provide for pre-emptive rights.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Anti-Takeover Provisions. Some provisions of our Amended Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that members may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our members; and
●	limit the ability of members to requisition and convene general meetings of members.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Amended Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Summary of Certain Significant Provisions of BVI Law

The BVI Act differs from laws applicable to US corporations and their shareholders. Set forth below is a summary of certain significant provisions of the BVI Act applicable to us (save to the extent that such provisions have been, to the extent permitted under the BVI Act, negated or modified in our Amended Memorandum and Articles in accordance with the BVI Act).

Mergers, Consolidations and Similar Arrangements. The BVI Act provides for mergers as that expression is understood under US corporate law. Common law mergers are also permitted outside of the scope of the BVI Act. Under the BVI Act two or more BVI companies or a BVI company and non-BVI company, each a “constituent company”, may merge or consolidate. The BVI Act provides for slightly different procedures depending on the nature of the parties to the merger.

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A merger involves the merging of two or more companies into one of the constituent companies (to the merger) with one constituent company continuing in existence to become the surviving company post-merger. A consolidation involves two or more companies consolidating into a new company.

A merger is effective on the date that the articles of merger (as described below) are registered by the Registrar of Corporate Affairs in the BVI, or on such later date, not exceeding 30 days from the date of registration as is stated in the articles of merger.

As soon as a merger becomes effective:

a)	the surviving company (so far as is consistent with its memorandum and articles, as amended by the articles of merger) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies;
b)	the memorandum and articles of the surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles are contained in the articles of merger;
c)	assets of every description, including choses in action and the business of each of the constituent companies, immediately vest in the surviving company;
d)	the surviving company is liable for all claims, debts, liabilities and obligations of each of the constituent companies;
e)	no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any shareholder, director, officer or agent thereof, is released or impaired by the merger; and
f)	no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any shareholder, director or officer, or agent thereof, are abated or discontinued by the merger; but

a.	the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or against the shareholder, director, officer or agent thereof, as the case may be; or
b.	the surviving company may be substituted in the proceedings for a constituent company.

The registrar shall strike off the Register of Companies a constituent company that is not the surviving company in the merger.

The BVI Act provides that any shareholder of the Company is entitled to payment of the fair value of his shares upon dissenting from a merger, unless the Company is the surviving company of the merger and the shareholder continues to hold the same or similar shares. The following is a summary of the position in respect of dissenters rights in the event of a merger under the BVI Act.

A dissenter is in most circumstances required to give to the Company written objection to the merger, which must include a statement that the dissenter proposes to demand payment for his shares if the merger takes place. This written objection must be given before the meeting of shareholders at which the merger is submitted to a vote, or at the meeting but before the vote. However, no objection is required from a shareholder to whom the Company did not give notice of the meeting of shareholders or where the proposed merger is authorized by written consent of the shareholders without a meeting.

Within 20 days immediately following the written consent, or the meeting at which the merger was approved, the Company shall give written notice of the consent or resolution to each shareholder who gave written objection or from whom written objection was not required, except those shareholders who voted for, or consented in writing to, the proposed merger.

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A shareholder to whom the Company was required to give notice who elects to dissent shall, within 20 days immediately following the date on which the copy of the plan of merger or an outline of the merger is given to him, give to the Company a written notice of his decision to elect to dissent, stating:

a)	his name and address;
b)	the number and classes of shares in respect of which he dissents (which must be all shares that he holds in the Company); and
c)	a demand for payment of the fair value of his shares.

Upon the giving of a notice of election to dissent, the dissenter ceases to have any of the rights of a shareholder except the right to be paid the fair value of his shares, and the right to institute proceedings to obtain relief on the ground that the action is illegal.

The Company shall make a written offer to each dissenter to purchase his shares at a specified price that the Company determines to be their fair value. Such offer must be given within 7 days immediately following the date of the expiration of the period within which shareholders may give their notices of election to dissent, or within 7 days immediately following the date on which the merger is put into effect, whichever is later.

If the Company and the dissenter fail, within 30 days immediately following the date on which the offer is made, to agree on the price to be paid for the shares owned by the dissenter, then within 20 days:

a)	the Company and the dissenter shall each designate an appraiser;
b)	the two designated appraisers together shall designate an appraiser;
c)	the three appraisers shall fix the fair value of the shares owned by the dissenter as of the close of business on the day prior to the date of the meeting or the date on which the resolution was passed, excluding any appreciation or depreciation directly or indirectly induced by the action or its proposal, and that value is binding on the Company and the dissenter for all purposes; and
d)	the Company shall pay to the dissenter the amount in money upon the surrender by him of the certificates representing his shares, and such shares shall be cancelled.

Continuation into a Jurisdiction Outside the BVI. In accordance with, and subject to, our memorandum and articles, the Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the BVI in the manner provided under those laws. The Company does not cease to be a BVI company unless the foreign law permits continuation and the BVI company has complied with the requirements of that foreign law. Where a company that wishes to continue as a company incorporated under the laws of a jurisdiction outside the BVI has a charge registered in respect of the property of the company undersection 163 of the BVI Act which has not been released or satisfied, it shall, before continuing and provided that the charge does not contain a covenant prohibiting continuation of the company outside the BVI, provide a written declaration addressed to the Registrar specifying that: (a) a notice of satisfaction or release in respect of the charge has been filed and registered under section 165 of the BVI Act; (b) where paragraph (a) has not been complied with, the chargee to whom the registered charge relates has been notified in writing of the intention to continue the company as a company incorporated under the laws of a jurisdiction outside the BVI and the chargee has given his or her consent or has not objected to the continuation; or (c) where paragraph (a) has not been satisfied and the chargee, after notification under paragraph (b), has not given his or her consent or objected to the continuation, the chargee’s interest secured by the registered charge shall not be diminished or in any way compromised by the continuation and the charge shall operate as a liability of the continued company incorporated under the laws of a jurisdiction outside of the BVI. Where a company is continued under the laws of a jurisdiction outside the BVI, (a) the company continues to be liable for all of its claims, debts, liabilities and obligations that existed prior to its continuation, (b) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against the company or against any shareholder, director, officer or agent thereof, is released or impaired by its continuation as a company under the laws of the jurisdiction outside the BVI, (c) no proceedings, whether civil or criminal, pending by or against the company, or against any shareholder, director, officer or agent thereof, are abated or discontinued by its continuation as a company under the laws of the jurisdiction outside the BVI, but the proceedings may be enforced, prosecuted, settled or compromised by or against the Company or against the shareholder, director, officer or agent thereof, as the case may be; and (d) service of process may continue to be effected on the registered agent of the company in the BVI in respect of any claim, debt, liability or obligation of the Company during its existence as a company under the BVI Act.

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Directors. In accordance with, and subject to, our memorandum and articles (including, for the avoidance of any doubt, any rights or restrictions attaching to any ordinary shares), (a) the directors are elected by resolution of shareholders or by resolution of directors for such term as the shareholders or directors determine; (b) each director holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal: (c) a director may be removed from office (i) with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least 75% of the shareholders of the Company entitled to vote or (ii) with cause, by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director; (d) a director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice and a director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the BVI Act (e) the directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors and where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office; (f) a vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office; and (g) a director is not required to hold ordinary shares as a qualification to office.

In accordance with, and subject to, our memorandum and articles, (a) any one director of the Company may call a meeting of the directors by sending a written notice to each other director; (b) the directors of the Company or any committee thereof may meet at such times and in such manner as the directors may determine to be necessary or desirable; (c) a director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director and the inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting; (d) a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is present; (e) a director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated; (f) a resolution of directors is passed if either (i) the resolution is approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or (ii) the resolution is consented to in writing by a majority of directors or by a majority of members of a committee of directors of the Company, as the case may be, unless (in either case) the BVI Act or our memorandum and articles require a different majority.

Indemnification of Directors. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our post-offering amended and restated memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

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Directors and Conflicts of Interest. As noted above, pursuant to the BVI Act and the Amended Memorandum and Articles, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the BVI Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

In accordance with, and subject to, our Amended Memorandum and Articles, (a) a director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company; and (b) for the purposes noted foregoing, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

Shareholders’ Suits. Under the provisions of the BVI Act, the memorandum and articles of association of a company are binding as between the company and its shareholders and between the shareholders.

If the majority shareholders have infringed a minority shareholder’s rights, the minority may seek to enforce its rights either by derivative action or by personal action. A derivative action concerns the infringement of the company’s rights where the wrongdoers are in control of the company and are preventing it from taking action, whereas a personal action concerns the infringement of a right that is personal to the particular shareholder concerned.

The BVI Act provides for a series of remedies available to shareholders. Where a company incorporated under the BVI Act conducts some activity which breaches the BVI Act or the company’s memorandum and articles of association, the BVI High Court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and Representative Actions under certain circumstances.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association.

In certain circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the British Virgin Islands may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to Section 184I(1) of the BVI Act, a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the British Virgin Islands for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

Squeeze-out Provisions. Shareholders of a company holding 90% of the votes of the outstanding shares entitled to vote and shareholders of a company holding 90% of the votes of the outstanding shares of each class of shares entitled to vote as a class, may give a written instruction to the company directing it to redeem the shares held by the remaining shareholders.

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Dissent Rights. The BVI Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger if the company is a constituent company, unless the company is the surviving company and the shareholder continues to hold the same or similar shares; (b) a consolidation, if the company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10% or fewer of the issued shares of the company required by the holders of 90% or more of the votes of the outstanding shares of the company pursuant to the terms of Section 176 of the BVI Act; and (e) an arrangement, if permitted by the BVI court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the BVI or their individual rights as shareholders as established by the company’s memorandum and articles of association. There are common law rights for the protection of shareholders that may be invoked, largely derived from English common law. For example, under the rule established in the English case known as Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to seek to have the affairs of the company conducted properly according to law and the constituent documents of the Company. As such, if those who control the Company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following:

●	a company is acting or proposing to act illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could only be effected if duly authorized by more than the number of votes which have actually been obtained;

●	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

●	those who control the Company are perpetrating a “fraud on the minority.”

Share Repurchases and Redemptions. As permitted by the BVI Act and subject to our Amended Memorandum and Articles (in particular to the written consent or affirmative approval of the holders of Series A Preferred Shares where applicable), shares may be repurchased, redeemed or otherwise acquired by us by resolution of directors and with the consent of the shareholder whose shares are being purchased. Depending on the circumstances of the redemption or repurchase, our directors may need to determine that, immediately following the redemption or repurchase, we will be able to satisfy our debts as they fall due and the value of our assets exceeds our liabilities. Our directors may only exercise this power on our behalf, subject to the BVI Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the SEC, the or any other stock exchange on which our securities are listed.

Inspection of Books and Records. A member of the Company is entitled, on giving written notice to the Company, to inspect

(a) the memorandum and articles of association of the Company; (b) the register of members; (c) the register of directors; and (d) the minutes of meetings and resolutions of members and of those classes of members of which he is a member; and to make copies of or take extracts from the documents and records. Subject to the post offering amended and restated memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document, specified in (b), (c) and (d) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

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Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI High Court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

A company is required to keep at the office of its registered agent: its memorandum and articles of association of the company; the register of members or a copy of the register of members; the register of directors or a copy of the register of directors; and copies of all notices and other documents filed by the company in the previous ten years.

Where the place at which the original register of members or the original register of directors of the Company is changed, the Company must provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

A company is also required to keep at the office of its registered agent or at such other place or places, within or outside the BVI, as the directors may determine the minutes of meetings and resolutions of shareholders and of classes of shareholders; and the minutes of meetings and resolutions of directors and committees of directors. If such records are kept at a place other than at the office of the Company’s registered agent, the Company is required to provide the registered agent with a written record of the physical address of the place or places at which the records are kept and to notify the registered agent, within 14 days, of the physical address of any new location where such records may be kept.

Dissolution; Winding Up. Under BVI law, the liquidation of a company may be a voluntary solvent liquidation or an insolvent liquidation under the Insolvency Act. Where a company has been struck off the Register of Companies under the BVI Act continuously for a period of 7 years it is dissolved with effect from the last day of that period.

Anti-Money Laundering Laws. In order comply with legislation or regulations aimed at the prevention of money laundering the Company is required to adopt and maintain anti-money laundering procedures, and may require members to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (As Revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Exchange Controls. We know of no BVI laws, decrees, regulations or other legislation that limit the import or export of capital or the payment of dividends to shareholders who do no reside in the BVI.

General

All of our issued ordinary shares and preferred shares are fully paid and non-assessable. Each holder of ordinary shares and preferred shares is entitled to a certificate specifying the number of ordinary shares and preferred shares held by him, her or it. Our shareholders may freely hold and vote their ordinary shares.1

Transfer Agent

Our transfer agent for our ordinary shares is Transhare Corporation, 17755 US Hwy 19 N, Clearwater, FL 33764.

1 Maples: Note that as described above, holders of Preferred Shares have no right to vote other than with regard to a variation of the rights attached to those shares.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased, if not United States dollars;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	federal income tax consequences of holding or exercising the warrants;
●	the terms of the securities issuable upon exercise of the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

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Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreements Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;
●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or
●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

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General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
●	any limit on the aggregate principal amount of the debt securities;
●	the ability to issue additional debt securities of the same series;
●	the price or prices at which we will sell the debt securities;
●	the maturity date or dates of the debt securities on which principal will be payable;
●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;
●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;
●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;
●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;
●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;
●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;
●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
●	the depository for global or certificated debt securities;
●	any special tax implications of the debt securities;
●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;
●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;
●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;
●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);
●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and
●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

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Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;
●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;
●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;
●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;
●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;
●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,
●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
●	any obligations with respect to any shares;
●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and
●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

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In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Freight Technologies, Inc. whether voluntary or involuntary or in bankruptcy,
●	insolvency or receivership;
●	any general assignment by us for the benefit of creditors; or
●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;
●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
●	certain events of bankruptcy, insolvency or reorganization of the Freight Technologies, Inc.; or
●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

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Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

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If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;
●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;
●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
●	make any debt security payable in money other than that stated in the debt securities;
●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;
●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;
●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

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Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;
●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or
●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

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Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable BVI Law and our memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the share purchase contracts, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and
●	any other information we think is important about the share purchase contracts or the share purchase units.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;
●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;
●	the exercise price;
●	the conditions to completion of the rights offering;
●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

TAXATION

Information regarding taxation is set forth under the heading “Item 10.E. Taxation” in our Annual Report, as amended, on Form 20-F for the year ended December 31, 2021, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;
●	any underwriting discounts and other items constituting underwriters’ compensation;
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

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We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;
●	market prices prevailing at the time of sale;
●	varying prices determined at the time of sale related to such prevailing market prices; or
●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

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In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$1,390.50
FINRA fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Miscellaneous	$	*
Total		$1,390.50

* Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus and any accompanying prospectus supplement, as applicable. This prospectus and any accompanying prospectus supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited interim financial information.

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You may read and copy any document we file with, or furnish to, the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022 as amended by Amendment No. 1 to the Annual Report on Form 20-F filed with the SEC on July 20, 2022;
●	our registration statement on Form F-1 filed with the SEC on August 15, 2022, as amended by Amendment No. 1 to the registration statement on Form F-1 filed with the SEC on August 24, 2022;
●	our current reports on Form 6-K filed with the SEC on September 13, 2022; September 9, 2022; August 5, 2022; June 14, 2022; June 9, 2022; May 26, 2022; April 1, 2022; February 23, 202; February 15, 2022; February 14, 2022; February 11, 2022; and January 20, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Upon request, we will provide, without charge, to each person who receives this prospectus, a copy of any or all of the documents incorporated by reference (other than exhibits to the documents that are not specifically incorporated by reference in the documents). Please direct written or oral requests for copies to our Chief Financial; Officer at 2001 Timberloch Place, Suite 500, The Woodlands, TX 77380.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

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We have appointed Transhare Corporation, as our agent to receive service of process with respect to any action brought against us in the United States District Court for districts in the State of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York under the securities laws of the State of New York.

There is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

●	the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

●	the judgment is final and for a liquidated sum;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

The British Virgin Islands courts are unlikely:

●	to recognize or enforce against the Company, judgments of courts of the U.S. predicated upon the civil liability provisions of the securities laws of the U.S.; and

●	to impose liabilities against the Company, predicated upon the certain civil liability provisions of the securities laws of the U.S. so far as the liabilities imposed by those provisions are penal in nature.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, in our Current Reports on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since December 31, 2021.

LEGAL MATTERS

Sichenzia Ross Ference LLP is acting as counsel to our company regarding U.S. securities law matters. The current address of Sichenzia Ross Ference LLP is 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. Maples & Calder is acting as our British Virgin Islands counsel. The current address of Maples & Calder is Ritter House, PO Box 173, Road Town, Tortola VG1110, British Virgin Islands. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

The financial statements as of December 31, 2021, 2020 and 2019 and for the years then ended included in this prospectus have been so included in reliance upon the report of Centurion ZD CPA & Co., an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting. The financial statements as of December 31, 2021 and 2020 and for the years then ended included in this prospectus for Fr8App have been so included in reliance upon the report of UHY LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the ordinary shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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Up to $2,300,000

Ordinary Shares

Prospectus Supplement

Sole Sales Agent

A.G.P.

May 22, 2024